UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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M&T BANK CORPORATION
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M&T BANK CORPORATION

One M&T Plaza

Buffalo, New York 14203

Notice of 2014 Annual Meeting of Shareholders

and

Proxy Statement

M&T BANK CORPORATION

One M&T Plaza

Buffalo, New York 14203

March 6, 2014

Dear Shareholder,

You are cordially invited to attend the 2014 Annual Meeting of Shareholders of M&T Bank Corporation. Our annual meeting will be held on the 10th floor of One M&T Plaza in Buffalo, New York, on Tuesday, April 15, 2014, at 11:00 a.m., EDT.

Shareholders will be asked to:

1.	elect 14 directors;

2.	approve the compensation of M&T Bank Corporation’s Named Executive Officers; and

3.	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Information about these matters can be found in the attached proxy statement.

Whether or not you presently plan to attend the meeting, please indicate your vote by using the enclosed proxy card or by voting by telephone or the Internet. You may withdraw your proxy if you attend the meeting and wish to vote in person.

We urge you to vote for the election of all 14 nominees, to approve the compensation of M&T Bank Corporation’s Named Executive Officers, and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation.

/s/ ROBERT G. WILMERS

ROBERT G. WILMERS

Chairman of the Board and

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 15, 2014

The Proxy Statement and 2013 Annual Report of M&T Bank Corporation are available at http://ir.mandtbank.com/proxy.cfm.

YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted at the Annual Meeting of Shareholders. Shareholders whose shares are held in registered form have a choice of using a traditional proxy card or voting by telephone or the Internet, as described on your proxy card. Shareholders whose shares are held in the name of a broker, bank or other intermediary must vote using the form of proxy sent by the broker, bank or other intermediary. New York Stock Exchange (“NYSE”) rules do not permit brokers to vote uninstructed shares for the election of directors or on executive compensation matters unless they have received instructions from the beneficial owner. M&T Bank Corporation therefore encourages shareholders whose shares are held in the name of a broker, bank or other intermediary to direct their vote for all of the agenda items using the form of proxy sent by the broker, bank or other intermediary. Check your proxy card or the information forwarded by your broker, bank or other intermediary to see which options are available to you. Any shareholder present at the meeting may withdraw his or her proxy and vote personally on any matter properly brought before the meeting.

DISCONTINUE MULTIPLE MAILINGS

If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize M&T Bank Corporation to discontinue mailings of multiple annual reports and proxy statements. To discontinue multiple mailings, or to reinstate multiple mailings, please either mail your request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send your request to Shareholder Relations via electronic mail at ir@mtb.com.

M&T BANK CORPORATION

One M&T Plaza

Buffalo, New York 14203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m., EDT, on Tuesday, April 15, 2014.

PLACE	One M&T Plaza

10th Floor

Buffalo, NY 14203

ITEMS OF BUSINESS	(1) To elect 14 directors for a term of one year and until their successors have been elected and qualified.

(2) To approve the compensation of M&T Bank Corporation’s Named Executive Officers.

(3) To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2014.

(4) To transact such other business as may properly come before the meeting and any adjournments thereof.

RECORD DATE	Holders of the common stock of record at 5:00 p.m., EST, on February 28, 2014 are entitled to vote at the meeting.

VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by proxy by using one of the following methods: mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose, or vote by telephone or the Internet using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying proxy statement at any time prior to its exercise at the Annual Meeting of Shareholders. Any shareholder present at the meeting may withdraw his or her proxy and vote personally on any matter properly brought before the meeting.

March 6, 2014

                                                     /s/ MARIE KING

                                                     MARIE KING

                                                     Corporate Secretary

M&T BANK CORPORATION

PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of M&T Bank Corporation of proxies in the accompanying form for use at the 2014 Annual Meeting of Shareholders or any adjournment or adjournments thereof.

The Annual Meeting of Shareholders of M&T Bank Corporation will be held on the 10th floor of One M&T Plaza in Buffalo, New York, on Tuesday, April 15, 2014, at 11:00 a.m., EDT. M&T Bank Corporation’s mailing address is One M&T Plaza, Buffalo, New York 14203, and its telephone number is (716) 842-5138.

This proxy statement and the accompanying form of proxy are first being sent to common shareholders of record on or about March 6, 2014. A copy of M&T Bank Corporation’s Annual Report for 2013, including financial statements, has either previously been delivered or accompanies this proxy statement, but is not part of the proxy solicitation materials.

VOTING RIGHTS

Common shareholders of record at 5:00 p.m., EST, on February 28, 2014 are entitled to vote at the Annual Meeting. At that time, M&T Bank Corporation had outstanding 131,159,846 shares of common stock, $0.50 par value per share. Each share of common stock is entitled to one vote. Shares may not be voted at the meeting unless the owner is present or represented by proxy. A shareholder can be represented through the return of a physical proxy or by utilizing the telephone or Internet voting procedures. The telephone and Internet voting procedures are designed to authenticate shareholders by use of a control number and allow shareholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. A shareholder giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to Marie King, Corporate Secretary, at the address set forth above, or by the vote of the shareholder in person at the Annual Meeting.

Proxies will be voted in accordance with the shareholder’s direction, if any. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption “NOMINEES FOR DIRECTOR” in favor of approving the compensation of M&T Bank Corporation’s Named Executive Officers; and in favor of ratifying the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2014.

The presence in person or by proxy of the holders of a majority of the outstanding common stock will constitute a quorum for the transaction of business at the meeting. Broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum, but, under NYSE rules, brokers will not be permitted to vote in the election of directors or on the advisory vote to approve the compensation of M&T Bank Corporation’s Named Executive Officers unless specific voting instructions are provided to the broker. M&T Bank Corporation therefore encourages shareholders or other beneficial owners of shares whose shares are held in the name of a broker, bank or other intermediary to direct their vote for all agenda items on the form of proxy sent by the broker, bank or other intermediary.

Pursuant to M&T Bank Corporation’s Amended and Restated Bylaws, in an uncontested election of directors, the affirmative vote of a majority of the votes cast in favor or against the nominee is required for the election of such nominee as a director, assuming a quorum is present or represented at the meeting. If an incumbent director in an uncontested election does not receive the affirmative vote of a majority of the votes cast in favor or against such director, that director would be required to tender his or her resignation to the Board of Directors for consideration in accordance with the Amended and Restated Bylaws.

The affirmative vote of a majority of the votes cast in favor or against the approval of the compensation of M&T Bank Corporation’s Named Executive Officers (although this vote is non-binding as explained in more detail later in this proxy statement) and the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2014, is required to approve each such proposal. An abstention will not constitute a vote cast and therefore will not affect the outcome of the vote on the election of directors, the advisory vote to approve the compensation of M&T Bank Corporation’s Named Executive Officers, or the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation. Broker non-votes will not constitute votes cast on the election of directors, or the approval of the compensation of M&T Bank Corporation’s Named Executive Officers, and therefore will have no effect on the outcome of either of those proposals.

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons or groups known by M&T Bank Corporation to be the beneficial owners of more than 5% of its outstanding common stock as of February 28, 2014.

		Amount and Nature of Beneficial Ownership		Percent of class
Name and address of beneficial owner
Robert G. Wilmers and others:
R.I. REM Investments S.A.	Eskildsen & Eskildsen Calle 50 102 Edifico Universal Planta Baja, Panama	4,513,200		3.44%
Interlaken Foundation	2214 Massachusetts Ave., N.W. Washington, D.C. 20008	227,924		less than 1%
St. Simon Charitable Foundation	2214 Massachusetts Ave., N.W. Washington, D.C. 20008	272,964		less than 1%
Roche Foundation	One M&T Plaza, 19th floor Buffalo, NY 14203	78,532		less than 1%
West Ferry Foundation	One M&T Plaza, 19th floor Buffalo, NY 14203	141,825		less than 1%
Elisabeth Roche Wilmers	One M&T Plaza, 19th floor Buffalo, NY 14203	461,273		less than 1%
Robert G. Wilmers	One M&T Plaza, 19th floor Buffalo, NY 14203	4,249,317		3.24%

Group Total		9,223,790	(1)	7.03%

FMR LLC	245 Summer Street Boston, MA 02210	9,250,832	(2)	7.05%

Vanguard Group, Inc.	100 Vanguard Blvd Malvern, PA 19355	8,100,322	(3)	6.18%

BlackRock, Inc.	40 East 52nd Street New York, NY 10022	7,134,357	(4)	5.44%

(1)

The members of this group have jointly filed with the U.S. Securities and Exchange Commission (“SEC”) a Schedule 13D, as amended, indicating that they constitute a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Each member of the group has indicated in such amended Schedule 13D or otherwise advised M&T Bank Corporation that such member has sole voting and dispositive power with respect to the shares indicated opposite such member’s name in the table. Robert G. Wilmers, chairman of the board and chief executive officer of M&T Bank Corporation, is the sole trustee of the West Ferry Foundation, a charitable trust formed by him, and, as trustee, holds sole voting and dispositive power over the shares which it owns. Mr. Wilmers is also the sole director and president of the Roche Foundation, and holds sole voting and dispositive power over the shares owned by it. He is a director and president of the Interlaken Foundation and the St. Simon Charitable Foundation, and holds voting and dispositive power over the shares owned by each of them. As to Mr. Wilmers, the shares indicated in the table as being owned by him include the shares owned by the Interlaken Foundation, the West Ferry Foundation, the Roche Foundation, and the St. Simon Charitable Foundation, and 400,000 shares owned by a limited liability company of which he is the sole member. See also the footnotes applicable to Mr. Wilmers in the table set forth under the caption “STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS.”
(2)	FMR LLC (“FMR”) filed an amended Schedule 13G with the SEC on February 14, 2014 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of common stock. FMR reported that it has sole voting power with respect to 560,498 of the indicated shares and sole dispositive power with respect to all 9,250,832 of the indicated shares, which includes shares beneficially owned by a wholly-owned subsidiary of FMR which acts as investment adviser to various investment companies.
(3)	Vanguard Group, Inc. (“Vanguard”) filed a Schedule 13G with the SEC on February 12, 2014 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of common stock. Vanguard reported that it has sole voting power with respect to 206,743 of the indicated shares, sole dispositive power with respect to 7,905,128 of the indicated shares, and shared dispositive power with respect to 195,194 of the indicated shares.
(4)	Blackrock, Inc. (“BlackRock”) filed an amended Schedule 13G with the SEC on February 10, 2014 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of common stock. BlackRock reported that it has sole voting power with respect to 6,132,494 of the indicated shares and sole dispositive power with respect to all 7,134,357 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of BlackRock.

M&T Bank Corporation is the sponsor of various employee benefit plans that hold an aggregate of 4,068,680 shares of common stock as of February 28, 2014. Its principal banking subsidiary, Manufacturers and Traders Trust Company (“M&T Bank”), has sole voting authority over 1,227,923 of these shares. The remaining 2,840,757 shares of common stock are voted by the trustee of the applicable employee benefit plan pursuant to the instructions of the participants in accordance with the terms of each such plan. Certain of the directors and executive officers of M&T Bank Corporation hold indirect beneficial interests in the holdings of these employee benefit plans. See also footnotes (2) and (6) in the table set forth under the caption “STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS.”

ELECTION OF DIRECTORS

The following 14 persons have been recommended by the Board of Directors for election as directors of M&T Bank Corporation, to hold office until the 2015 Annual Meeting of Shareholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 2013 Annual Meeting of Shareholders.

If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person, if any, as the Nomination, Compensation and Governance Committee shall designate.

The principal occupation and current public company directorships, as well as public company directorships held at any time during the past five years, of each of the nominees is listed below. The information with respect to the nominees is as of February 28, 2014, and includes each nominee’s affiliations with M&T Bank Corporation’s subsidiary banks, M&T Bank and Wilmington Trust, National Association, which was formerly known as M&T Bank, National Association (“Wilmington Trust, N.A.”), and with M&T Bank’s principal operating subsidiaries.

NOMINEES FOR DIRECTOR

BRENT D. BAIRD is 75, is the chair of the Nomination, Compensation and Governance Committee, is a member of the Executive Committee and has been a director since 1983.

Mr. Baird is a private investor. He is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. Mr. Baird is a member of M&T Bank’s Directors Advisory Council-New York City/Long Island Division. He was a director of Todd Shipyards Corporation until 2011.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his investment management expertise, stature in the local community and experience with the organization in making the determination that Mr. Baird should be a nominee for director of M&T Bank Corporation.

C. ANGELA BONTEMPO is 73, is the chair of the Audit Committee and has been a director since 1991.

Ms. Bontempo is a self-employed health care consultant. She serves as a consultant to Ciminelli Properties, LLC and also as a consultant to Community Health System of Tennessee. She serves as a director of iPorta Corporation, Toronto, Ontario, Canada. From 2001 to 2006 she served as president and chief executive officer and a director of Saint Vincent Health System, located in Erie, Pennsylvania. From 1998 to 2001, she was president and chief executive officer of Bryant & Stratton College, a system of proprietary colleges headquartered in Buffalo, New York. From 1994 through 1998, Ms. Bontempo served as senior vice president and executive director of the Roswell Park Cancer Institute. She is a director of M&T Bank and the chair of its Examining Committee.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to her financial expertise, stature in the local community and experience with the organization in making the determination that Ms. Bontempo should be a nominee for director of M&T Bank Corporation.

ROBERT T. BRADY is 73, is a member of the Nomination, Compensation and Governance Committee and has been a director since 1994.

Mr. Brady was, from 1996 until 2011, chairman of the board of directors and chief executive officer of Moog Inc. (NYSE: MOG.A), a worldwide manufacturer of control systems and components for aircraft, spacecraft, automated machinery and medical equipment. He served as Moog’s executive chairman from 2011 until his retirement on January 31, 2014. Mr. Brady is a director of M&T Bank. He is a director of National Fuel Gas Company (NYSE: NFG) and of Astronics Corporation (NASDAQ: ATRO). Mr. Brady is also a director of the Albright-Knox Art Gallery and serves on the University at Buffalo Council. Mr. Brady also served as a director of Seneca Foods Corporation until 2011.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant public company managerial experience, stature in the local community and tenure with the organization in making the determination that Mr. Brady should be a nominee for director of M&T Bank Corporation.

T. JEFFERSON CUNNINGHAM III is 71, is a member of the Risk Committee and has been a director since 2001.

Mr. Cunningham is the chairman and chief executive officer of Magnolia Capital Management, Ltd., a registered investment adviser. Mr. Cunningham is a director of M&T Bank and is the chairman of M&T Bank’s Director Advisory Council-Hudson Valley Division. He joined M&T Bank Corporation and M&T Bank upon M&T Bank Corporation’s acquisition of Premier National Bancorp, Inc. (“Premier”) on February 9, 2001. From 1994 through February 9, 2001, he served as chairman of the board and chief executive officer of Premier and Premier National Bank, and of Premier’s predecessor, Hudson Chartered Bancorp, Inc. Mr. Cunningham is also a trustee of Boscobel Restoration, Inc., a trustee of Open Space Institute and an advisory director of the Hudson River Valley Greenway Communities Council.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant experience in the financial services industry, including his prior service as a chief executive officer, and his experience with the organization in making the determination that Mr. Cunningham should be a nominee for director of M&T Bank Corporation.

MARK J. CZARNECKI is 58, and has been a director since 2007. He is president and chief operating officer of M&T Bank Corporation.

Mr. Czarnecki is the president and chief operating officer and a director of M&T Bank, and is chairman of its Trust and Investment Committee. He was appointed chief operating officer of M&T Bank Corporation and M&T Bank on January 3, 2014. Prior to his appointment as the president of M&T Bank Corporation and M&T Bank on January 1, 2007, he served as an executive vice president of M&T Bank Corporation and M&T Bank and was in charge of the M&T Investment Group and M&T Bank’s retail banking network. Mr. Czarnecki is the chairman of the board, and president and chief executive officer of Wilmington Trust, N.A. He is chairman of its Trust and Investment Committee and is a member of its Loan Committee. Mr. Czarnecki serves as a director and officer of a number of principal subsidiaries of M&T Bank. Mr. Czarnecki joined M&T Bank in 1977 in the branch banking system and has served in a number of executive and management positions. He serves as chairman of the board of trustees of M&T Bank’s partner school, Westminster Community Charter School, is a vice chairman of the University at Buffalo Council and a director of the Buffalo Niagara Partnership.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his current positions and experience with the organization in making the determination that Mr. Czarnecki should be a nominee for director of M&T Bank Corporation.

GARY N. GEISEL is 65, is a member of the Nomination, Compensation and Governance Committee and a member of the Risk Committee and has been a director since 2009.

Mr. Geisel is a director of M&T Bank and the chairman of M&T Bank’s Directors Advisory Council-Baltimore-Washington Division. He was the chairman of the board and chief executive officer of Provident Bankshares Corporation (“Provident”) and Provident Bank from 2003 until M&T Bank Corporation’s acquisition of Provident on May 23, 2009. Before becoming chairman and chief executive officer, Mr. Geisel was president and chief operating officer of Provident and Provident Bank from 2001 until 2003. He was also a director of Provident and Provident Bank from 2001 until M&T’s acquisition of Provident on May 23, 2009. Mr. Geisel is the chairman of the board of St. Agnes Hospital and is a director of Annapolis Life Care, Inc.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant experience in the financial services industry, including his prior service as a chief executive officer, and stature in the local community in making the determination that Mr. Geisel should be a nominee for director of M&T Bank Corporation.

JOHN D. HAWKE, JR. is 80, is the chair of the Risk Committee and has been a director since 2012.

Mr. Hawke is a partner with the Washington, D.C. based law firm of Arnold & Porter LLP, where he previously served as chair of the firm and established one of the nation’s premier financial services practices. He also has extensive experience with financial regulation in the public sector, having served as the Comptroller of the Currency for six years, a member of the Board of Directors of the Federal Deposit Insurance Corporation, Under Secretary of the Treasury for Domestic Finance, and as General Counsel to the Board of Governors of the Federal Reserve System. He is also a director of M&T Bank.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant experience in bank regulatory matters and risk management in making the determination that Mr. Hawke should be a nominee for director of M&T Bank Corporation.

PATRICK W.E. HODGSON is 73, is a member of the Audit Committee and a member of the Executive Committee and has been a director since 1987.

Mr. Hodgson is president of Cinnamon Investments Limited, a private investment company with securities holdings. He is a director of M&T Bank and a member of its Executive, Examining, and Trust and Investment Committees. Mr. Hodgson was the chairman of Todd Shipyards Corporation from 1993 to 2011 and he is a director of EGI Financial Holdings Inc. (EFH.TO).

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his financial expertise, public company managerial experience and his experience with the organization in making the determination that Mr. Hodgson should be a nominee for director of M&T Bank Corporation.

RICHARD G. KING is 69, is a member of the Audit Committee and has been a director since 2000.

Mr. King is chairman of the executive committee of Utz Quality Foods, Inc., a manufacturer and distributor of salted snack foods located in Hanover, Pennsylvania. He served as president and chief operating officer of Utz from 1996 until 2007. Mr. King is a director of M&T Bank and a member of its Examining, and Trust and Investment Committees. He served as a director of Keystone Financial Inc. (“Keystone”) from 1997, and as director of Keystone Financial Bank, N.A. from 1999, until M&T Bank Corporation’s acquisition of Keystone in 2001. Mr. King is a director of High Industries, Inc., Hanover Shoe Farms, Inc. and WITF, Inc.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant management experience and experience with the organization in making the determination that Mr. King should be a nominee for director of M&T Bank Corporation.

JORGE G. PEREIRA is 80, is vice chairman of the board and has been a director since 1982.

Mr. Pereira is a private investor. Mr. Pereira serves as the “lead independent director” of M&T Bank Corporation and has been designated as the presiding director of the non-management directors of M&T Bank Corporation when they meet in executive sessions. He is the vice chairman of the board of M&T Bank.

The Nomination, Compensation and Governance Committee considered his significant international experience in the financial services industry and experience with the organization in making the determination that Mr. Pereira should be a nominee for director of M&T Bank Corporation.

MELINDA R. RICH is 56 and has been a director since 2009.

Ms. Rich is vice chairman of Rich Products Corporation, a privately owned frozen food manufacturer headquartered in Buffalo, New York. She is chairperson of Rich Products Corporation’s finance and audit committee and a member of Rich Products Corporation’s executive committee. She is also president of Rich Entertainment Group, which consists of various businesses in the sports, entertainment and restaurant industries. Ms. Rich is a director of several other entities within the Rich Products Corporation family of companies. She is a former director of Wm. Wrigley, Jr. Company, having served in such capacity from 1999 through 2008, and she was chair of its corporate governance committee from 2005 through 2008. Ms. Rich is currently a director of Cleveland Clinic’s Wellness Institute Leadership Council and Cleveland Clinic Innovations Board of Regents. She serves as a director of several charitable foundations including The Culinary Institute of America, Rich Family Foundation, DreamCatcher Foundation, Inc. and Cleveland Rock and Roll, Inc./Rock and Roll Hall of Fame & Museum. Ms. Rich is a director of M&T Bank.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to her significant management experience, stature in the local community and experience with the organization in making the determination that Ms. Rich should be a nominee for director of M&T Bank Corporation.

ROBERT E. SADLER, JR. is 68, is a member of the Risk Committee and has been a director since 1999.

Mr. Sadler joined M&T Bank in 1983 and served in a number of executive positions until his retirement in June 2010. He continues to provide consulting services to M&T Bank Corporation. From June 21, 2005 to January 1, 2007, he also served as president and chief executive officer of M&T Bank Corporation and M&T Bank. Mr. Sadler is a former vice chairman of the board of M&T Bank Corporation and M&T Bank. He is a director of M&T Bank and is a member of its Trust and Investment Committee. Mr. Sadler is also a member of the Trust and Investment Committee of Wilmington Trust, N.A. and serves as the chairman of the Florida Advisory Council of Wilmington Trust, N.A. Mr. Sadler serves as a director of Gibraltar Industries, Inc. (NASDAQ: ROCK), Delaware North Companies, Inc., and Security Mutual Life Insurance Company of New York.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his prior service as chief executive officer and experience with the organization in making the determination that Mr. Sadler should be a nominee for director of M&T Bank Corporation.

HERBERT L. WASHINGTON is 63, is a member of the Audit Committee and has been a director since 1996.

Mr. Washington is president of H.L.W. Fast Track, Inc., which owns and operates twenty-seven McDonald’s Restaurants located in Ohio and Pennsylvania. Mr. Washington is a director and a member of the Examining Committee of M&T Bank.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his significant management experience and experience with the organization in making the determination that Mr. Washington should be a nominee for director of M&T Bank Corporation.

ROBERT G. WILMERS is 79 and has been a director since 1982. He is the chairman of the board and chief executive officer of M&T Bank Corporation, and is the chairman of the Executive Committee.

Mr. Wilmers is the chairman of the board and chief executive officer of M&T Bank, chairman of its Executive Committee and a member of its Trust and Investment Committee.

The Nomination, Compensation and Governance Committee considered these qualifications, in addition to his current position and experience with the organization in making the determination that Mr. Wilmers should be a nominee for director of M&T Bank Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL 14 NOMINEES.

The voting requirements with respect to the election of directors are specified under the caption “VOTING RIGHTS.”

ADVISORY (NON-BINDING) PROPOSAL TO APPROVE THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS

M&T Bank Corporation believes that its 2013 compensation policies and practices are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of its shareholders. These policies and practices are described in detail on pages 14 to 25 of this proxy statement.

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted on July 21, 2010, and implemented by rules promulgated by the SEC in January 2011, requires that all U.S. public companies provide their shareholders with an advisory vote on the compensation of its Named Executive Officers. Therefore, the Board of Directors is providing its shareholders with the right to cast an advisory vote on the compensation of M&T Bank Corporation’s Named Executive Officers at the 2014 Annual Meeting of Shareholders.

This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to vote on the compensation of M&T Bank Corporation’s Named Executive Officers through the following resolution:

“RESOLVED, that the compensation paid to M&T Bank Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The shareholder vote on this matter is advisory and will therefore not be binding upon the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THIS RESOLUTION.

The voting requirements with respect to this proposal are specified under the caption “VOTING RIGHTS.”

PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION

On February 18, 2014, the Audit Committee appointed PricewaterhouseCoopers LLP, certified public accountants, as the independent registered public accounting firm of M&T Bank Corporation for the year 2014, a capacity in which it has served since 1984.

Although shareholder approval of the appointment of the independent registered public accounting firm is not required by law, M&T Bank Corporation has determined that it is desirable to request that the shareholders ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as M&T Bank Corporation’s independent registered public accounting firm for the year ending December 31, 2014. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment and make such a determination as it believes to be in M&T Bank Corporation’s and its shareholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in M&T Bank Corporation’s and its shareholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

Following is a summary of the fees billed to M&T Bank Corporation by PricewaterhouseCoopers LLP for professional services rendered during 2013 and 2012, which fees totaled $4,193,559 and $3,904,966, respectively, and are categorized in accordance with the SEC’s rules as follows:

Audit Fees. Fees billed by PricewaterhouseCoopers LLP for services rendered for the audit of M&T Bank Corporation’s annual consolidated financial statements as of and for the years ended December 31, 2013 and 2012, for its review of M&T Bank Corporation’s quarterly consolidated financial statements during 2013 and 2012, and for other audit and attest services in connection with statutory and regulatory filings as of and for the years ended December 31, 2013 and 2012, totaled $3,186,218 and $3,012,500, respectively.

Audit-Related Fees. Fees billed by PricewaterhouseCoopers LLP for audit-related services, including audits of employee benefit plans and other attest services that are not required by statute or regulation, rendered to M&T Bank Corporation totaled $911,360 and $699,104 for the years ended December 31, 2013 and 2012, respectively. Of the audit- related fees billed for the years ended December 31, 2013 and 2012, all services were pre-approved by the Audit Committee.

Tax Fees. Fees billed by Pricewaterhouse- Coopers LLP for tax compliance, planning and consulting totaled $90,000 and $187,381 for the years ended December 31, 2013 and 2012, respectively. Of the tax fees billed for the years ended December 31, 2013 and 2012, all services were pre-approved by the Audit Committee.

All Other Fees. PricewaterhouseCoopers LLP billed a total of $5,981 for research software licensing fees for both the years ended December 31, 2013 and 2012, respectively. All fees billed in this category for the years ended December 31, 2013 and 2012 were pre-approved by the Audit Committee.

In addition to the above services, PricewaterhouseCoopers LLP directly billed certain investment funds sponsored by a subsidiary of M&T Bank Corporation a total of $12,800 for the year ended December 31, 2013 for Form 5500 preparation fees.

The Audit Committee has determined that PricewaterhouseCoopers LLP’s provision of professional services is compatible with maintaining its independence. No fees were billed and no services were provided by PricewaterhouseCoopers LLP during 2013 and 2012 for financial information systems design and implementation.

No other fees were billed for any other services and no other services were provided by PricewaterhouseCoopers LLP for the years ended December 31, 2013 and 2012.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. Beginning with the year ended December 31, 2003, M&T Bank Corporation instituted a policy that the Audit Committee pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget range. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit Committee may also pre-approve additional services on a case-by-case basis. In the period between meetings of the Audit Committee, the Chair of the Audit Committee is authorized to pre-approve such services on behalf of the Audit Committee provided that such pre-approval is reported to the Audit Committee at its next regularly scheduled meeting.

Before appointing PricewaterhouseCoopers LLP, the Audit Committee considered PricewaterhouseCoopers LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditor’s independence will not be impaired. The Audit Committee has considered and determined that PricewaterhouseCoopers LLP’s provision of non-audit services to M&T Bank Corporation during 2013 is compatible with and did not impair PricewaterhouseCoopers LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE COOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2014.

The voting requirements with respect to this proposal are specified under the caption “VOTING RIGHTS.”

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

Direct and indirect ownership of common stock and restricted common stock by each of the directors, each of the executive officers who are named in the Summary Compensation Table (the “Named Executive Officers” or “NEOs”), and by all directors and executive officers as a group, is set forth in the following table as of February 28, 2014, together with the percentage of total shares outstanding represented by such ownership. (For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if such person has the right to acquire the beneficial ownership of the security within 60 days.)

Name of beneficial owner	Number of shares		Percent of Class
Brent D. Baird	25,525		(9)
C. Angela Bontempo	10,358	(1)	(9)
Robert T. Brady	6,512		(9)
T. Jefferson Cunningham III	10,136		(9)
Mark J. Czarnecki	243,587	(2)	(9)
Gary N. Geisel	26,866	(2)	(9)
John D. Hawke, Jr.	1,380		(9)
Patrick W.E. Hodgson	57,888	(3)	(9)
Richard G. King	18,508		(9)
Jorge G. Pereira	1,108,770	(4)	(9)
Melinda R. Rich	11,668		(9)
Robert E. Sadler, Jr.	119,509	(5)	(9)
Herbert L. Washington	9,624		(9)
Robert G. Wilmers	4,249,317	(6)(7)	3.24%
René F. Jones	111,946	(2)(6)	(9)
Kevin J. Pearson	128,008	(2)(6)	(9)
Michael P. Pinto	247,609	(2)(8)	(9)
Current directors and executive officers as a group (27 persons)	6,906,634	(2)(6)	5.23%

(1)	Includes 400 shares held by trusts for which Ms. Bontempo is a trustee and in which she has a pecuniary interest and investment power.
(2)	Includes the following shares subject to options granted under (a) M&T Bank Corporation’s incentive compensation plans, and (b) plans of companies acquired by M&T Bank Corporation, the obligations of which have been assumed by M&T Bank Corporation and converted into options to receive shares of common stock, all of which are currently exercisable or are exercisable within 60 days after February 28, 2014: Mr. Czarnecki – 183,329 shares; Mr. Geisel – 6,235 shares; Mr. Jones – 57,300 shares; Mr. Pearson – 99,809 shares; Mr. Pinto – 199,418 shares; and all directors and executive officers as a group – 913,711 shares. Out-of-the-money options are included in the shares presented as beneficially owned to the extent they are currently exercisable or exercisable within 60 days after February 28, 2014. Also includes shares of restricted common stock as of February 28, 2014 as follows: Mr. Jones – 18,147 shares; Mr. Pearson – 7,143 shares; and all directors and executive officers as a group – 51,520 shares.
(3)	Includes 6,000 shares held by a close relative of Mr. Hodgson for which beneficial ownership is disclaimed. Also includes 45,000 shares owned by a corporation controlled by Mr. Hodgson which shares are held in an investment account with other securities that may be pledged from time to time.

(4)	Includes 1,104,000 shares owned by corporations controlled by Mr. Pereira.
(5)	Includes 27,964 shares owned by the Sadler Family Foundation, a charitable foundation formed by Mr. Sadler. Mr. Sadler is a trustee of the Sadler Family Foundation and holds voting and dispositive power over the shares owned by it.
(6)	Includes the following shares through participation in the M&T Bank Corporation Retirement Savings Plan (the “Retirement Savings Plan”): Mr. Wilmers – 52,926 shares; Mr. Jones – 6,317 shares; Mr. Pearson – 2,496 shares; and all directors and executive officers as a group – 75,407 shares. Such individuals retain voting and investment power over their respective shares in the Retirement Savings Plan.
(7)	See footnote (1) to the table set forth under the caption “PRINCIPAL BENEFICIAL OWNERS OF SHARES.”
(8)	Mr. Pinto resigned as a director of M&T Bank Corporation and M&T Bank effective January 3, 2014.
(9)	Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, M&T Bank Corporation’s directors and executive officers and persons who beneficially own more than 10% of the outstanding shares of common stock are required to report their beneficial ownership of the common stock and any changes in that beneficial ownership to the SEC and the NYSE. M&T Bank Corporation believes that these filing requirements were satisfied by all of its directors and officers during 2013. In making the foregoing statement, M&T Bank Corporation relied on copies of the reporting forms received by it or on the written representations from such reporting persons that no additional forms were required to be filed under the applicable rules of the SEC.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Overview of M&T Bank Corporation and 2013 Financial Performance. M&T Bank Corporation (referred to in this discussion as “M&T” or the “Company”) is a financial holding company that through its subsidiary banks offers a wide range of retail and commercial banking, trust, wealth advisory and investment services to its customers. As of December 31, 2013, M&T had consolidated total assets of $85.2 billion, deposits of $67.1 billion and shareholders’ equity of $11.3 billion, and employed 14,629 full-time and 1,264 part-time employees. M&T reported net income of $1.1 billion and diluted earnings per common share of $8.20 for the year ended December 31, 2013. M&T’s Nomination, Compensation and Governance Committee (referred to in this discussion as the “Committee”) has traditionally based its compensation decisions on quantitative and qualitative measures, including net income, earnings per common share, return on assets, various capital ratios, composition of earnings, asset quality relative to the banking industry, responsiveness to the economic environment, achievement of business plans, and total return to shareholders. M&T’s performance in 2013 substantially met its business plan on these measures. In addition, M&T’s total return to shareholders has consistently performed in the top quartile of the peer group for the mid-term (5-year), and long-term (15- and 20-year) periods.

Overview and Objectives of Executive Compensation Programs. The objectives of M&T’s executive compensation programs are to attract talented staff, promote developmental skills, and retain executive officers capable of maximizing performance for the benefit of our Company. Our compensation philosophy is, and has long been, to emphasize long-term, equity-based compensation for our Named Executive Officers (referred to as the “NEOs”) and other employees. This philosophy allows M&T to align its compensation with performance in three important ways:

•	first, by explicitly linking the size and type of equity awards to be granted to the NEOs based on the past performance of M&T;

•	second, by tying the NEOs’ ultimate realized compensation to the future value of M&T common stock, based on the performance of M&T, in alignment with our shareholders, and by seeking to balance growth with prudent risk-taking, including through the use of performance-based restricted stock unit awards; and

•	third, through a culture of stock ownership and retention and recently

•	implemented stock ownership guidelines, each NEO has a substantial financial stake tied to the long-term performance of M&T.

From 2009 through 2012, our ability to fulfill the objectives of M&T’s compensation programs and maintain our compensation philosophy was impacted by the rules governing executive compensation applicable to financial institutions that received investments from the U.S. Department of the Treasury (referred to in this discussion as “Treasury”) pursuant to the Troubled Asset Relief Program, specifically under the Capital Purchase Program (referred to as the “TARP CPP”). While M&T exited the TARP CPP on August 21, 2012, the compensation rules of that program continued to affect the compensation the NEOs could receive for the portion of 2012 up to that date. The year 2013 represented the first full year since 2008 for which the compensation of our NEOs and the next 20 most highly compensated employees was not impacted by the compensation rules promulgated under the TARP CPP.

Implications of Participation in the TARP CPP on Executive Compensation Arrangements. As a result of M&T’s participation in the TARP CPP, M&T became subject to certain restrictions on executive compensation set forth in Section 111 of the Emergency Economic Stabilization Act of 2008 (referred to in this discussion as “EESA”) and the Securities Purchase Agreement entered into by M&T Bank Corporation and Treasury on December 23, 2008. Subsequently, the American Recovery and Reinvestment Act of 2009 was signed into law on February 17, 2009 and included a provision that amended Section 111 of EESA and directed Treasury to establish specified standards on executive compensation and corporate governance. On June 15, 2009, Treasury published its Interim Final Rule on TARP Standards for Compensation and Corporate Governance which established those standards (referred to in this discussion as the “TARP Compensation Standards”). The TARP Compensation Standards were applicable to all TARP recipients in the programs under TARP, including to M&T under the TARP CPP.

Although M&T exited the TARP CPP as of August 21, 2012, the TARP Compensation Standards imposed restrictions that impacted the compensation of our NEOs for most of 2012 and all of 2011 and are reflected in the Summary Compensation Table data presented for those years. The standard that had the largest impact on M&T’s compensation structure was the prohibition on paying cash bonuses, retention awards and incentive compensation, other than limited amounts of long-term restricted stock or pursuant to commission plans or certain preexisting employment contracts, to our NEOs and the next 20 most highly compensated employees.

Senior Executive Incentive Compensation Structure—Enhanced Focus on Risk.

During 2013, M&T took additional steps to enhance our incentive compensation arrangements by continuing to balance our compensation practices with appropriate incentives that do not encourage imprudent risk-taking. Our efforts to reduce risks through our compensation programs are part of our continuing effort to align our practices with the 2010 U.S. Interagency Guidance on Sound Incentive Compensation Policies (referred to in this discussion as the “Interagency Incentive Compensation Guidance”). The Interagency Incentive Compensation Guidance emphasizes three key principles: (i) providing employee incentives that appropriately balance risk and reward; (ii) ensuring effective controls and risk-management related to incentive compensation practices; and (iii) supporting strong corporate governance related to incentive compensation practices, including active and effective oversight by the organization’s board of directors. In furtherance of these objectives, M&T formalized its Senior Executive Incentive Compensation Structure, which is comprised of the following elements:

Performance-Based Restricted Stock Units. Effective January 2014, M&T began to award all equity-based compensation for the NEOs and a group of its other senior executive officers who are members of M&T’s management group, which is a group of executive officers (including all of the NEOs) who are authorized by the Board of Directors to participate in major policy-making functions (sometimes referred to in this discussion as the “Management Group”). Additionally, the Committee awarded performance–based restricted stock units to a group of executive officers who either manage a significant business line that subjects M&T to significant risk, or manage an area responsible for controlling significant risk within the organization. The Committee believes that awarding equity-based compensation in the form of performance-based restricted stock units discourages excessive risk taking.

The Committee, with the advice of management, determined that annual net operating return on average tangible common equity (referred to in this discussion as “ROTCE”) is the appropriate performance measure by which to determine whether or not the restrictions on the performance-based restricted stock units will lapse each year, as this measure takes into account profitability, shareholder return and capital adequacy and therefore implicitly captures important risk factors. Each January prior to the annual grant of equity-based compensation, the Committee will establish the ROTCE hurdle rate which must be met or exceeded for each vesting period in order for the restrictions to lapse on the performance-based restricted stock units. Assuming each vesting period’s performance requirement is met, the restrictions on awards of performance-based restricted stock units will lapse equally over a three-year vesting period beginning from the date of grant. The performance-based restricted stock units will receive dividend equivalent payments if and when dividends are paid on the common stock, but they do not have voting rights during the restricted period.

Forfeiture Policy. In April 2013, the Committee adopted the Policy for Alignment of Incentive Compensation with Risk (referred to in this discussion as the “Forfeiture Policy”). The Forfeiture Policy sets forth the circumstances under which the Committee may cause a downward adjustment in current year compensation as well as cause all or part of unvested equity awards to be cancelled. Such circumstances include, but are not limited to, action or inaction on the part of an employee that results in a significant loss event (either to M&T as a whole or to a significant business line), a restatement of the financial statements due to material noncompliance with applicable financial reporting requirements, or a violation of M&T’s risk policies or procedures.

Discretionary Incentive Award Guidelines. Notwithstanding the discretionary nature of the incentive awards granted to the NEOs, M&T formalized guidelines that are to be considered when making incentive award determinations in order to strengthen the link between such awards and M&T’s performance, including creation of shareholder value, as well as consideration of risk management metrics.

Stock Ownership Guidelines. Although M&T’s philosophy has been to foster a culture for its NEOs to acquire and retain M&T stock, during 2013 M&T implemented formal stock ownership guidelines for our Management Group in order to further align the interests of our executive officers with those of our shareholders. The Stock Ownership Guidelines mandate executive officers to own a significant amount of common stock measured as a multiple of base salary as follows:

•	Chairman of the Board and Chief Executive Officer – five times annualized base salary;

•	Other NEOs – three times annualized base salary; and

•	Other members of the Management Group – two times annualized base salary.

M&T requires its executive officers to achieve the targeted stock ownership levels within five years of being promoted or named to the applicable executive officer position, or the effective date of the Stock Ownership Guidelines, whichever is later. Shares counted toward these Guidelines include any shares held by the executive directly or through a broker, shares held through an M&T Retirement Savings Plan, and shares held as restricted stock, restricted stock units, or restricted stock awards, whether vested or unvested. Unexercised stock options do not count as shares held by an executive toward meeting these Guidelines. All Management Group members are in compliance with the Guidelines and each NEO currently meets the required stock ownership level.

Enhanced Ability to Adjust Compensation in the Event of an Adverse Risk Outcome. Working together, the components of the Senior Executive Incentive Compensation Structure continue to drive alignment of our NEOs’ interests with those of our shareholders, are consistent with the safety and soundness of M&T, and provide an enhanced ability to adjust compensation in the event of adverse risk outcomes.

Process for Determining Executive Compensation. The Committee is responsible for determining the compensation of our NEOs. As discussed below, the Committee reviews the compensation levels of the NEOs relative to a group of commercial banking peers and considers the financial performance of M&T relative to that peer group as well as certain other factors, including our compensation mix strategy and individual and corporate performance, in determining the amount and mix of compensation to be paid to each NEO.

Compensation Review. At least annually, the Committee compares compensation levels for the NEOs and M&T’s financial performance, to a group of commercial banking institutions of similar business makeup, size and geographic reach. M&T selected the nine commercial banking companies listed below, which group was determined by taking the group of U.S. based commercial bank holding companies having assets of at least $50 billion but not more than $200 billion as of December 31, 2012, and removing those that had a significantly dissimilar business mix, or had a substantial international presence:

• BB&T Corporation • Comerica Incorporated • Fifth Third Bancorp • Huntington Bancshares Incorporated • KeyCorp	• PNC Financial Services Group, Inc. • Regions Financial Corporation • SunTrust Banks, Inc. • Zions Bancorporation

The 2013 peer group is unchanged from 2012 and includes PNC Financial Services Group, Inc., notwithstanding the fact that it is outside the asset size criterion, due to its similar business makeup and presence in many of the markets where M&T conducts commercial banking activities.

Consistent with its philosophy of providing incentives that link compensation to firm performance, in determining the appropriate mix of compensation among base salary, annual cash incentives and stock-based compensation, the Committee assesses the performance of each NEO after the year is complete against management’s annual business plan that is approved by the Board of Directors. The plan provides, earnings-per-share growth, expense management, revenue growth, market concentration, credit quality measures and various other financial performance measures. The Committee assesses the performance of each NEO in light of the business plan and relative to the performance of the firms in the peer group.

The Committee considers a number of factors specific to each executive’s role when determining the amount and mix of compensation to be paid. These factors are briefly summarized in the table below:

Executive Officers	Factors Included among Committee Considerations
All NEOs	• Financial performance of M&T (on a “net operating” basis, as defined by M&T) over the most recent fiscal year and prior years;

• Achievement of M&T compared to its corporate, financial, strategic and operational objectives and business plans and compared to the performance of the peer group firms;

• Cumulative shareholder return; • Performance relative to risk management objectives; and

• Compensation of comparable executives at the peer group firms.

NEOs other than the Chief Executive Officer Chief Executive Officer

•   Recommendations of the Chief Executive Officer and other applicable members of the Management Group, and an assessment of individual performance.

•   The Committee, in consultation with the independent consultant, determines the compensation for the CEO.

Role of Compensation Consultant. In both 2012 and 2013, the Committee retained the services of McLagan, an Aon Hewitt company, to review the NEOs’ compensation and to provide insights for each of those years into the anticipated compensation levels within the peer group for 2012 and 2013 performance. McLagan’s review included a review of the following components of NEO compensation:

•	base salaries;

•	annual incentives; and

•	long-term incentives, including stock-based compensation.

The review compared NEO compensation to the compensation of the peer group as determined by McLagan based on information provided by the peer group in the 2012 and 2013 proxy statements, surveys and other sources. The Committee uses information about the peer group to help assess the competitiveness of the Company’s pay practices. McLagan also provided opinions to the Committee regarding the reasonableness of the compensation determinations made with respect to the NEOs in January 2013 and January 2014. Additional information regarding McLagan and a description of the services provided by it and its affiliates to M&T during 2013, including the fees paid by M&T, is provided in this proxy statement in the section below entitled “CORPORATE GOVERNANCE OF M&T BANK CORPORATION.”

Individual Performance Assessments. In addition to the overall performance metrics for M&T discussed above, the Committee considered the following in assessing the performance of the NEOs during 2013 and the appropriate compensation levels and mix of compensation (base salary, annual cash incentive and stock-based compensation) to reflect that performance:

Mr. Wilmers. As chief executive officer, Mr. Wilmers is responsible for M&T’s overall financial performance. Under his leadership, M&T’s 2013 financial performance improved from 2012 and M&T’s 2013 business plan was substantially achieved. Mr. Wilmers’ focus on and accountability to M&T’s key priorities allowed M&T to continue to strengthen its capital planning and risk management practices in response to regulatory changes, and to make major investments and improvements in its risk and compliance infrastructure and processes.

Mr. Jones. As chief financial officer, during 2013, Mr. Jones continued to lead M&T’s efforts to strengthen its capital planning practices in response to regulatory changes. He was instrumental in maintaining a strong (compared to the peer group) net interest margin. Effective January 3, 2014, Mr. Jones assumed enhanced responsibilities in connection with his appointment as a vice chairman of M&T Bank.

Mr. Pinto. Effective January 3, 2014, Mr. Pinto resigned as a Vice Chairman of the Board of Directors of M&T and M&T Bank and as the chairman and chief executive officer of M&T Bank’s Mid-Atlantic Division. He was appointed a vice chairman of M&T Bank and will serve in an advisory role on a part-time basis. Prior to this date, Mr. Pinto shared accountability with Messrs. Wilmers and Czarnecki for the overall results of M&T. During 2013, Mr. Pinto continued to focus on strengthening M&T’s capital planning practices and on growth in the mid-Atlantic market.

Mr. Czarnecki. Mr. Czarnecki led the efforts to complete the integration of Wilmington Trust Corporation into M&T, particularly the wealth advisory and capital markets business lines. He also shares accountability with Messrs. Wilmers and Pinto for the overall results of M&T. Effective January 3, 2014, Mr. Czarnecki assumed enhanced responsibilities in connection with his appointment as chief operating officer of M&T and M&T Bank.

Mr. Pearson. As head of M&T Bank’s senior loan committee, Mr. Pearson shares responsibility for M&T Bank’s continued strong credit quality in 2013 and strong credit performance relative to the peer group. Effective, January 3, 2014, Mr. Pearson assumed enhanced responsibilities in connection with his appointment as a vice chairman of M&T Bank.

Consideration of Shareholder Advisory Vote on Executive Compensation. The Committee views the shareholder vote on executive compensation as an important expression of whether other shareholders agree with the Committee’s decisions on how to align compensation with performance, particularly long-term performance. In connection with the shareholder advisory vote at last year’s Annual Meeting of Shareholders, 98.3% of the shares that were voted on that matter approved of the compensation of the NEOs. The Committee considered this to be a strong indication that other shareholders believe that the NEOs’ compensation is aligned with the performance of M&T.

Components of Executive Compensation. Consistent with M&T’s philosophy of aligning NEO compensation with the interests of shareholders, the Committee historically tended to award a relatively higher percentage of compensation in the form of stock-based compensation than members of the peer group.

Based on the analysis performed by the Committee’s compensation consultant in 2013 (for compensation paid during the 2012 performance year), the aggregate total compensation (total cash compensation plus stock-based compensation or other long-term incentives) of the NEOs other than Mr. Pearson was below the aggregate medians for comparable executives employed by the members of the peer group. Mr. Pearson’s total compensation was in the top quartile of comparable executives employed by members of the peer group. In determining the appropriate level of compensation for the NEOs, the Committee focused on the total compensation of comparable positions within the peer group. We provide a brief explanation of the factors used to determine each component of the NEOs’ compensation in the sections that follow.

Salaries. Base salaries of the NEOs are determined by the Committee based on a number of factors, including the scope of the executive’s responsibilities, historical base salaries of comparable executives employed by members of the peer group, and past and expected future contributions. During 2012, the NEOs’ base salaries included a stock salary component as a result of the TARP Compensation Standards. In considering the salaries for the NEOs in 2013, the Committee considered it appropriate to eliminate the stock salary component because the TARP Compensation Standards are no longer applicable to M&T.

2013 Salary Determinations. The Committee made base salary determinations for 2013 for the NEOs in January 2013. Given M&T’s strong performance in 2012, compared to both that of the peer group and its business plan and the continued lagging of the compensation of the NEOs (other than Mr. Pearson) compared to similar positions within the peer group, the Committee determined that the total compensation of each of the NEOs should be increased. Notwithstanding Mr. Pearson’s level of pay when compared to the peer group, the Committee determined to increase Mr. Pearson’s total compensation as a result of his continued strong individual performance and to position him for future growth of his role within the organization. Considering the mix of compensation desired for the NEOs, the performance of each of the NEOs and information about relative compensation levels at the peer group, the Committee determined that the salary of Mr. Wilmers should be increased by $100,000 (11.8%) in cash, the salaries of Messrs. Czarnecki and Pinto should each be increased by $100,000 (12.5%) in cash, and the salaries of Mr. Jones and Mr. Pearson should remain flat.

2014 Salary Determinations. The Committee made base salary determinations for 2014 for the NEOs in January 2014. Given M&T’s performance in 2013, compared to both that of the peer group and its business plan, the individual performance of each of the NEOs as discussed above, and the increased responsibilities assumed by Messrs. Jones and Pearson, the Committee determined that the total compensation of Messrs. Jones and Pearson should be increased and that the total compensation of Messrs. Wilmers and Czarnecki should remain flat. Considering the mix of compensation desired for the NEOs, the performance of each of the NEOs and information about relative compensation levels at the peer group, the Committee determined that the cash salaries of Messrs. Jones and Pearson should each be increased by $25,000. The cash salaries of Messrs. Wilmers and Czarnecki were not changed. Mr. Pinto’s cash salary was reduced to $500,000 as a result of his reduced responsibilities.

Incentive Compensation. Consistent with the objective of linking compensation to M&T’s performance for the benefit of the Company’s shareholders, in determining annual cash incentive and equity awards, the Committee has historically assessed the following factors, without assigning specific weighting to any single factor:

•	M&T’s current and past performance compared to its business plans and other qualitative and quantitative factors;

•	M&T’s performance compared to the peer group for performance purposes;

•	the NEO’s individual performance, as discussed above;

•	with respect to equity awards, dilution and the market value of the common stock;

•	compensation information with respect to the peer group; and

•	M&T’s future prospects.

Annual Cash Incentives. Historically, the NEOs participated in the M&T Bank Corporation Annual Executive Incentive Plan (referred to in this discussion as the “Executive Incentive Plan”), which plan provides for discretionary grants of cash awards to the NEOs as determined by the Committee. As discussed above, the TARP Compensation Standards prohibited the payment of these types of cash awards, except pursuant to certain commission-based plans and preexisting employment contracts, to the NEOs and the next 20 most highly compensated employees. Because none of the NEOs receive commissions or have preexisting employment contracts, the Committee could not, and did not, make any discretionary grants of cash awards to the NEOs in 2010, 2011 or 2012 with respect to 2009, 2010 or 2011 performance.

2013 Cash Incentive Award Determinations. Due to the discretionary structure of the Executive Incentive Plan, the NEOs do not have, and historically have not had, target levels of awards or stated goals and payout levels under that plan. Consequently, the Committee considered the following factors in making the awards: (i) the performance of M&T during 2013 relative to its business plan and relative to the peer group for performance purposes; (ii) the contribution of each of the NEOs to that performance; and (iii) the fact that 2013 was the first full year since 2008 without the restrictions imposed by the TARP Compensation Standards and the related elimination of the stock salary component of compensation. Based upon these factors, the Committee determined that it was appropriate to award each of the NEOs a cash incentive under the Executive Incentive Plan for 2013 performance. This resulted in cash awards as follows: Mr. Wilmers - $425,000; Mr. Pinto - $675,000; Mr. Czarnecki - $425,000 and each of Messrs. Jones and Pearson - $300,000.

Equity-Based Incentives. Also consistent with its philosophy of linking compensation to M&T’s performance for the benefit of the Company’s shareholders, M&T provides long-term incentive opportunities to its executive officers through discretionary grants of stock-based compensation under the M&T Bank Corporation 2009 Equity Incentive Compensation Plan (referred to hereafter as the “Equity Incentive Compensation Plan”). The Committee determines the dollar value of equity awards to be made to the NEOs at its meeting in January of each year. Following that meeting, the equity awards are granted on the last business day of January. In making grants of equity awards, the Committee generally assesses the following factors over a three-year period or longer:

•	The performance of M&T relative to prior years; and

•	The performance of M&T for the immediately preceding year relative to its business plan and the peer group for performance purposes.

Stock Options. Management and the Committee historically believed that stock options were an effective long-term incentive because the holder could profit only if the value of M&T common stock increased. In the past, the Company utilized incentive stock options that complied with Section 422 of the Internal Revenue Code of 1986, as amended (referred to hereafter as the “Internal Revenue Code”), to the maximum extent permitted. In making such awards in the past, the Committee concluded that the potential tax advantages available to the NEOs with incentive stock options increased the likelihood that a NEO would hold the stock received upon exercise of a stock option. Typically, stock options vested over a four-year period, with 10% vesting one year after the date of grant, an additional 20% vesting two years after the date of grant, an additional 30% vesting three years after the date of grant, and the remaining 40% vesting four years after the date of grant. M&T has not granted stock options to any NEO or any member of the Management Group since 2009.

Restricted Stock and Restricted Stock Units. Management and the Committee believe that restricted stock and restricted stock units to be settled in stock also provide an effective long-term incentive because the value of the award can be further enhanced if the value of the common stock increases from the date of grant to the date restrictions lapse. The restrictions on awards of restricted stock or restricted stock units granted prior to 2014 will lapse based on the same service-based vesting schedule used for stock options. Restrictions on awards of restricted stock or restricted stock units made beginning in January 2014 will lapse on a pro-rata basis over three years. The restricted stock will receive dividends if and when dividends are paid on the common stock and will have voting rights during the restricted period. The restricted stock units will receive dividend equivalent payments if and when dividends are paid on the common stock but they do not have voting rights during the restricted period. Beginning in 2009, for tax reasons, the Committee determined to award restricted stock units to be settled in stock as a substitute for awards of restricted stock to M&T employees who are eligible for retirement under the Pension Plan.

Performance-Based Restricted Stock Units. As discussed above, beginning in January 2014, M&T began awarding all equity-based compensation for the NEOs and the Management Group, performance-based restricted stock units. The restrictions on the awards of such performance-based restricted stock units will lapse equally over a three-year vesting period beginning from the date of grant if the ROTCE hurdle rate established by the Committee prior to the annual grant date is met or exceeded for each vesting period. The performance-based restricted stock units will receive dividend equivalent payments if and when dividends are paid on the common stock, but they do not have voting rights during the restricted period.

2013 Equity Awards. The Committee granted equity awards to the NEOs in January 2013 based on the assessment criteria discussed above, as well as an assessment of how the mix of cash base salary and long-term stock should be structured in order to provide a total compensation opportunity to each NEO in 2013 that reflected the strong performance of M&T relative to its business plan in 2012, the strong performance of M&T relative to the peer group for performance purposes for the year, and the need to provide appropriate levels of compensation to ensure the retention and continued service of the NEOs. Because M&T exited the TARP CPP on August 21, 2012, the equity award for each of the NEOs was split into two awards. One award, representing an incentive award for 2012 performance up to August 21, 2012, was subject to the TARP Compensation Standards. The second award was designed to further align the compensation of the NEOs with our shareholders and reward them based on the future performance of M&T. In determining the amount of the second equity award, the Committee also assessed how the total compensation opportunity of the NEOs has consistently lagged the total compensation opportunity of NEOs at the peer group, and contrasted that with the strong financial performance of M&T over both the short and long-term relative to the peer group for performance purposes, and the need to ensure the retention and continued service of the NEOs to continue that level of performance. The TARP compliant awards for Messrs. Wilmers, Czarnecki, Pinto, Jones and Pearson were $590,000, $590,000, $590,000, $380,000 and $365,000, respectively. The awards granted to align the NEO compensation with the long-term performance of M&T were $1,315,000, $1,350,000,

$1,350,000, $923,000 and $910,000 for Messrs. Wilmers, Czarnecki, Pinto, Jones and Pearson, respectively. Based on information from the Committee’s compensation consultant, these awards, in combination with the annual cash incentive award earned for performance in 2012 and the salaries to be paid in 2013, continue to result in aggregate total compensation for all of the NEOs that is below the aggregate medians of the peer group. The total compensation opportunity for each NEO in 2013, consisting of his respective cash base salary, the annual cash incentive award earned for performance in 2012, and both pieces of the long-term restricted stock awards, when compared to the total compensation opportunity in 2012, resulted in increases of 17%, 20%, 20%, 18% and 18%, respectively, for Messrs. Wilmers, Czarnecki, Pinto, Jones and Pearson.

The long-term restricted stock awards were in the form of either restricted stock or restricted stock units to be settled in stock depending upon whether or not a NEO is eligible for retirement, and were granted on January 31, 2013 in accordance with the Equity Incentive Compensation Plan. The restricted shares and restricted stock units granted on January 31, 2013 that are not subject to the TARP Compensation Standards will vest or be settled in stock, respectively, according to the following schedule: 10% on January 31, 2014; 20% on January 31, 2015; 30% on January 31, 2016; and the remaining 40% on January 31, 2017. All such restricted shares or restricted stock units will accelerate and vest or be settled in stock upon the retirement, death or disability of a NEO, or upon a change in control of M&T. The restricted shares and restricted stock units granted on January 31, 2013 that are subject to the TARP Compensation Standards will vest or be settled in stock, respectively, according to the following schedule: 30% on January 31, 2015; 30% on January 31, 2016; and the remaining 40% on January 31, 2017. All such restricted shares or restricted stock units will accelerate and vest or be settled in stock upon the death or disability of a NEO, or upon a change in control of M&T, or upon the retirement of a NEO if such retirement occurs after January 31, 2015. Both awards of the restricted stock and restricted stock units granted on January 31, 2013 will be entitled to the receipt of any dividends paid on the common stock or to dividend equivalents paid on stock units, respectively.

2014 Equity Awards. The Committee granted equity awards to the NEOs (other than Mr. Pinto) in 2014 based on the assessment criteria discussed above in the form of performance-based restricted stock units. The aggregate value of long-term performance-based restricted stock units awarded to each of Messrs. Wilmers and Czarnecki was $1,675,000, and $1,175,000 was awarded to each of Messrs. Jones and Pearson. Mr. Pinto did not receive an equity award in 2014 as a result of his reduced responsibilities. The total compensation opportunity for each NEO (other than Mr. Pinto) in 2014, consisting of his respective cash base salary, the annual cash incentive award earned for performance in 2013 and long-term restricted stock award, when compared to the total compensation opportunity in 2013, resulted in increases of 5% for each of Messrs. Jones and Pearson, and no increase for each of Messrs. Wilmers and Czarnecki.

The performance-based long-term restricted stock awards were in the form of restricted stock units to be settled in stock, and were granted on January 31, 2014 in accordance with the Equity Incentive Compensation Plan. The restricted stock units granted on January 31, 2014 will be settled in stock on a pro-rata basis over the three years following the grant date. All such restricted stock units will generally be settled in stock upon the retirement, death or disability of a NEO, or upon a change in control of M&T. The awards of restricted stock units granted on January 31, 2014 will be entitled to the receipt of any dividend equivalents paid on stock units.

Summary of 2014 Executive Compensation Determinations. The supplemental table below shows the mix of annual base salary, annual cash incentives and equity awards approved by the Committee for each of the NEOs in January 2014:

Named Executive Officer	2014 Base Salary	Bonus Paid in 2014 for 2013 Performance	Grant Date Fair Value of Stock Awards in 2014
Robert G. Wilmers	$950,000	$425,000	$1,675,000
René F. Jones	$625,000	$300,000	$1,175,000
Mark J. Czarnecki	$900,000	$425,000	$1,675,000
Michael P. Pinto(1)	$500,000	$675,000	$0
Kevin J. Pearson	$625,000	$300,000	$1,175,000

(1)	Effective January 3, 2014, Mr. Pinto resigned as a director and a vice chairman of the Board of Directors of M&T Bank Corporation and M&T Bank, and as the chairman and chief executive officer of M&T Bank’s Mid-Atlantic Division. He was appointed to the position of vice chairman of M&T Bank and will serve in an advisory role on a part-time basis. As a result of Mr. Pinto’s reduced duties, his compensation was adjusted accordingly.

Perquisites and Other Personal Benefits. Generally, M&T provides limited perquisites to its executives. The perquisites that are provided are designed to assist a NEO in being productive and which management and the Committee believe are consistent with our overall compensation program. Given the importance of developing business relationships for our success, our NEOs are reimbursed for certain initiation fees and dues they incur for club memberships deemed advisable for business purposes.

Retirement and Other Benefits. The Company maintains two tax-qualified retirement plans for its employees, one a defined benefit plan and the other a defined contribution plan. Each of the NEOs participates in the defined benefit plan, except for Mr. Jones, who elected to have his benefit under the defined benefit plan frozen as of December 31, 2005, and to earn future benefits under the defined contribution plan. Mr. Jones made his election pursuant to a one-time election that was offered to all participants in the defined benefit plan in late 2005 to remain in the defined benefit plan and earn future benefits under a new reduced benefit formula or to retain the frozen benefit in the defined benefit plan and earn future benefits under a new defined contribution plan beginning January 1, 2006.

In addition, M&T maintains nonqualified defined benefit and defined contribution retirement plans to supplement retirement benefits for the NEOs in order to make up for benefits that cannot otherwise be provided in the qualified plan due to IRS limits, however, total compensation recognized for this purpose is capped at $350,000. The nonqualified plans are not funded, except as benefits are actually paid to executive officers upon retirement. Additional information regarding these retirement plans and arrangements is provided in this proxy statement in the sections below entitled “Pension Benefits” and “Nonqualified Deferred Compensation.”

M&T does not believe it is appropriate to provide the NEOs with severance packages beyond what is provided to employees of M&T generally. Consequently, the NEOs have historically participated in the M&T Bank Corporation Severance Pay Plan (referred to hereafter as the “Severance Pay Plan”), which provides for post-employment severance payments that are tiered based upon an employee’s position and years of service, and the continuation of certain employee benefits. Upon a “Qualifying Event” (defined in the plan as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position), a NEO would be entitled to benefits under the Severance Pay Plan.

Other than benefits that are generally available to employees, M&T does not maintain any individual severance or change-of-control arrangements. M&T’s compensation plans do not contain payments or benefits to NEOs that are specifically triggered by a change of control, except that M&T’s various stock-based compensation plans provide that, upon a change of control, all employees, including the NEOs, would become fully vested in any outstanding awards that were not already vested. M&T has elected to provide such acceleration because of a belief that the principal purpose of providing executive officers and other employees with equity incentives is to align their interests with those of M&T’s shareholders and that this alignment should be enhanced, not weakened, in the context of a change of control. Accelerating the vesting of stock-based compensation upon a change of control allows employees the same opportunity as other shareholders to sell shares freely following the completion of the transaction and realize the economic benefits of such transaction, without forcing them to be exposed to the post-closing performance of the acquirer.

Tax Matters. Section 162(m) of the Internal Revenue Code and the related regulations generally impose a $1 million cap on the deductibility of compensation paid to certain executive officers of a publicly held corporation, subject to certain exceptions. One exception is for “performance-based compensation” paid under shareholder approved plans. The performance-based restricted stock units that were awarded to the NEOs in January 2014 are intended to be deductible under Section 162(m) pursuant to the “performance-based compensation” exception. While the Committee considers the desirability of limiting M&T’s non-deductible expenses as one factor when it makes compensation determinations, the Committee believes in preserving its ability to award compensation to the NEOs that is not deductible under Section  162(m) for competitive effectiveness when it is in the best interest of M&T.

NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Nomination, Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Nomination, Compensation and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report was adopted on February 19, 2014 by the Nomination, Compensation and Governance Committee of the Board of Directors:

Brent D. Baird, Chairman

Robert T. Brady

Gary N. Geisel

Summary Compensation Table. The following table contains information concerning the compensation of M&T Bank Corporation’s NEOs in the fiscal years ended December 31, 2013, 2012, and 2011.

2013 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non- Equity Incentive Plan Compen- sation	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation		Total
		($)(1)	($)	($)(2)	($)(2)	($)	($)(3)	($)(4)		($)
Robert G. Wilmers	2013	950,000	425,000	1,905,000	0	0	226,467	167,756	(5)	3,674,223
Chairman of the Board and Chief Executive Officer of M&T Bank Corporation and M&T Bank (Principal Executive Officer)	2012 2011	1,850,000 1,750,000	195,000 0	750,106 650,081	0 0	0 0	330,487 368,876	232,073 170,957		3,357,666 2,939,914

René F. Jones	2013	600,000	300,000	1,303,000	0	0	0	117,276	(6)	2,320,276
Executive Vice President and Chief Financial Officer of M&T Bank Corporation and M&T Bank (Principal Financial Officer)	2012 2011	1,200,000 1,075,000	97,000 0	500,050 425,000	0 0	0 0	27,823 40,675	144,427 82,045		1,969,299 1,622,720

Michael P. Pinto	2013	900,000	675,000	1,940,000	0	0	0	135,935	(7)	3,650,935
Vice Chairman of the Board of M&T Bank Corporation; Vice Chairman of the Board and Chairman and Chief Executive Officer of the Mid-Atlantic Division of M&T Bank	2012 2011	1,850,000 1,750,000	160,000 0	650,040 600,015	0 0	0 0	156,851 202,701	200,314 135,227		3,017,205 2,687,943

Mark J. Czarnecki	2013	900,000	425,000	1,940,000	0	0	0	158,993	(8)	3,423,993
President of M&T Bank Corporation and M&T Bank	2012	1,850,000	160,000	650,040	0	0	176,207	196,196		3,032,443
	2011	1,750,000	0	600,015	0	0	232,061	126,948		2,709,024
Kevin J. Pearson	2013	600,000	300,000	1,275,000	0	0	0	103,652	(9)	2,278,652
Executive Vice President of M&T Bank Corporation and M&T Bank	2012 2011	1,150,000 1,100,000	125,000 0	550,047 500,056	0 0	0 0	116,671 143,587	136,395 76,006		2,078,113 1,819,649

(1)

For the time period January 3, 2010 through December 31, 2012, the Nomination, Compensation and Governance Committee of M&T Bank Corporation determined to pay certain of its executive officers, including each of the NEOs, a portion of their base salary in common stock. This compensation arrangement was established to comply with the TARP Interim Final Rule. The cash and stock awards are included in the “Salary” column above and were awarded in the following amounts for 2011: Mr. Wilmers - $750,000 (cash); $1,000,000 (stock); Mr. Jones - $550,000 (cash); $525,000 (stock); Mr. Pinto - $700,000 (cash); $1,050,000 (stock); Mr. Czarnecki – $700,000 (cash); $1,050,000

(stock); and Mr. Pearson - $550,000 (cash); $550,000 (stock). For 2012, the cash and stock amounts were as follows: Mr. Wilmers - $850,000 (cash); $1,000,000 (stock); Mr. Jones – $600,000 (cash); $600,000 (stock); Mr. Pinto - $800,000 (cash); $1,050,000 (stock); Mr. Czarnecki - $800,000 (cash); $1,050,000 (stock); and Mr. Pearson – $600,000 (cash); $550,000 (stock).
(2)	The amounts indicated represent the aggregate grant date fair value of equity awards granted to each of the NEOs during 2013. The grant date fair values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (FASB ASC Topic 718).
(3)	This column includes the aggregate positive change in actuarial present value of each NEO’s accumulated benefit under the Qualified Pension Plan and Supplemental Pension Plan. In accordance with SEC rules, to the extent the aggregate change in present value of all defined benefit plans for a particular fiscal year would have been a negative amount, the amount has instead been reported as $0 and the aggregate compensation for the NEO in the “Total” column has not been adjusted to reflect the negative amount. The aggregate negative change in the present value of the non-qualified deferred compensation plan and pension and retirement benefits for certain NEOs in 2013 was as follows: Mr. Jones – ($29,473); Mr. Pinto – ($51,798); Mr. Czarnecki – ($65,095); and Mr. Pearson – ($53,419). The assumptions used to calculate the present value of accumulated benefits are the same as those used for ASC 715 financial statement disclosure purposes, except that no pre-retirement decrements are assumed. The present value of accrued benefits as of December 31, 2013 is calculated assuming the executive commences his accrued benefit earned through December 31, 2013 at normal retirement age. For the December 31, 2013 calculations, the mortality assumption beginning at normal retirement age is based on the Pension Protection Act of 2006 (“PPA”) prescribed static mortality table as applicable for 2014. For the December 31, 2012 calculations, the mortality assumption beginning at normal retirement age is based on the RP-2000 combined healthy mortality table projected for 13 years. The present value of accrued benefits as of December 31, 2011 is calculated assuming the executive commences his accrued benefit earned through December 31, 2011 at normal retirement age. The mortality assumption beginning at normal retirement age is based on the RP-2000 combined healthy mortality table with a white-collar adjustment.

The discount rate assumption is 4.25% for the December 31, 2011 calculations, 3.75% for the December 31, 2012 calculations, and 4.75% for the December 31, 2013 calculations.

Normal retirement age is age 65 for all participants. Mr. Wilmers is past age 65, so he is assumed to retire at his current age. It is assumed that the participants will elect the single life annuity form.

(4)	Includes for each NEO: (i) an $11,475 contribution in 2013 to the Retirement Savings Plan, a qualified defined contribution plan; and (ii) a $4,275 credit under the M&T Bank Corporation Supplemental Retirement Savings Plan (the “Supplemental Retirement Savings Plan”). Also includes, for Mr. Jones: (i) a $12,750 contribution to the Retirement Accumulation Account portion of the Retirement Savings Plan, a qualified defined contribution plan; and (ii) a $4,750 credit under the Supplemental Retirement Accumulation Account portion of the Supplemental Retirement Savings Plan earned in 2013. Includes the following insurance premiums paid in 2013 in respect of term life insurance for the benefit of each of the following NEOs: Mr. Wilmers - $ 9,270; Mr. Jones - $1,710; Mr. Pinto - $4,902; Mr. Czarnecki - $4,902; and Mr. Pearson - $2,622. Also includes dividends and dividend equivalents on unvested restricted stock and restricted stock units for 2013, 2012 and 2011 as follows: 2013 – Mr. Wilmers - $102,239; Mr. Jones - $65,506; Mr. Pinto - $96,471; Mr. Czarnecki - $96,471; and Mr. Pearson - $69,650. 2012 – Mr. Wilmers - $158,814; Mr. Jones - $91,647; Mr. Pinto - $145,970; Mr. Czarnecki - $145,966; and Mr. Pearson – $102,133. 2011 – Mr. Wilmers - $108,305; Mr. Jones - $32,502; Mr. Pinto - $81,179; Mr. Czarnecki - $81,178; and Mr. Pearson - $43,292.
(5)	Perquisites for Mr. Wilmers included club membership dues and expenses, parking, meals and expenses associated with an apartment in Buffalo, New York. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Wilmers.
(6)	Perquisites for Mr. Jones included club membership dues and expenses, tax preparation expenses, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Jones.
(7)	Perquisites for Mr. Pinto included club membership dues and expenses, tax preparation expenses, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Pinto.

(8)	Perquisites for Mr. Czarnecki included club membership dues and expenses, tax preparation expenses, parking and meals. In 2013, Mr. Czarnecki had country club membership dues paid in the amount of $30,215; no other perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Czarnecki.
(9)	Perquisites for Mr. Pearson included tax preparation, parking and meals. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to Mr. Pearson.

Grants of Plan-Based Awards. The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2013.

2013 Grants of Plan-Based Awards

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exer- cise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(1)
Robert G. Wilmers	1/31/2013	0	0	0	0	0	0	5,746 12,806	0	—	590,000 1,315,000	(2)
René F. Jones	1/31/2013	0	0	0	0	0	0	3,701 8,989	0	—	380,000 923,000	(3)
Michael P. Pinto	1/31/2013	0	0	0	0	0	0	5,746 13,147	0	—	590,000 1,350,000	(4)
Mark J. Czarnecki	1/31/2013	0	0	0	0	0	0	5,746 13,147	0	—	590,000 1,350,000	(4)
Kevin J. Pearson	1/31/2013	0	0	0	0	0	0	3,555 8,862	0	—	365,000 910,000	(5)

(1)	The amounts indicated represent the aggregate grant date fair value of equity awards granted to each of the NEOs during 2013. The grant date fair values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718).
(2)	Vesting of the 5,746 TARP compliant stock awards granted to Mr. Wilmers occurs on a graduated basis with 30% vesting on January 31, 2015, an additional 30% vesting on January 31, 2016 and the remaining 40% vesting on January 31, 2017. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement (after January 31, 2015) or a change in control. Vesting of the 12,806 long term restricted stock awards occurs on a graduated basis with 10% vesting on January 31, 2014, and additional 20% vesting on January 31, 2015, an additional 30% vesting on January 31, 2016 and the remaining 40% vesting on January 31, 2017. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement, or a change in control.
(3)	Vesting of the 3,701 TARP compliant stock awards granted to Mr. Jones occurs on a graduated basis with 30% vesting on January 31, 2015, an additional 30% vesting on January 31, 2016 and the remaining 40% vesting on January 31, 2017. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement (after January 31, 2015) or a change in control. Vesting of the 8,989 long term restricted stock awards occurs on a graduated basis with 10% vesting on January 31, 2014, and additional 20% vesting on January 31, 2015, an additional 30% vesting on January 31, 2016 and the remaining 40% vesting on January 31, 2017. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement, or a change in control.

(4)	Vesting of the 5,746 TARP compliant stock awards granted to Messrs. Pinto and Czarnecki occurs on a graduated basis with 30% vesting on January 31, 2015, an additional 30% vesting on January 31, 2016 and the remaining 40% vesting on January 31, 2017. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement (after January 31, 2015) or a change in control. Vesting of the 13,147 long term restricted stock awards occurs on a graduated basis with 10% vesting on January 31, 2014, and additional 20% vesting on January 31, 2015, an additional 30% vesting on January 31, 2016 and the remaining 40% vesting on January 31, 2017. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement, or a change in control.
(5)	Vesting of the 3,555 TARP compliant stock awards granted to Mr. Pearson occurs on a graduated basis with 30% vesting on January 31, 2015, an additional 30% vesting on January 31, 2016 and the remaining 40% vesting on January 31, 2017. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement (after January 31, 2015) or a change in control. Vesting of the 8,862 long term restricted stock awards occurs on a graduated basis with 10% vesting on January 31, 2014, and additional 20% vesting on January 31, 2015, an additional 30% vesting on January 31, 2016 and the remaining 40% vesting on January 31, 2017. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement, or a change in control.

Outstanding Equity Awards at Fiscal Year-End. The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2013 for the NEOs.

Outstanding Equity Awards at 2013 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
			(#)	($)		(#)(1)	($)	($)	($)
Robert G. Wilmers						35,092	4,085,411	0	0
René F. Jones	13,168	0	0	108.93	1/17/2016
	15,740	0	0	121.31	1/31/2017
	28,392	0	0	91.28	1/31/2018
						24,301	2,829,122	0	0
Michael P. Pinto	52,314	0	0	108.93	1/17/2016
	52,466	0	0	121.31	1/31/2017
	94,638	0	0	91.28	1/31/2018
						34,344	3,998,328	0	0
Mark J. Czarnecki	44,960	0	0	91.75	1/20/2014
	36,225	0	0	108.93	1/17/2016
	52,466	0	0	121.31	1/31/2017
	94,638	0	0	91.28	1/31/2018
						34,344	3,998,328	0	0
Kevin J. Pearson	21,353	0	0	108.93	1/17/2016
	27,982	0	0	121.31	1/31/2017
	50,474	0	0	91.28	1/31/2018
						25,154	2,928,429	0	0

(1)	Vesting of the stock awards granted to the NEOs in 2010 occurs on a graduated basis with 30% vesting on January 31, 2012, an additional 30% vesting on January 31, 2013 and the remaining 40% vesting on January 31, 2014. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement (after January 31, 2012) or a change in control. Vesting of stock awards granted to the NEOs in 2011 occurs on a graduated basis with 30% vesting on January 31, 2013, an additional 30% vesting on January 31, 2014 and the remaining 40% vesting on January 31, 2015. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement (after January 31, 2013) or a change in control. Vesting of the stock awards granted the NEOs in 2012 occurs on a graduated basis with 30% vesting on January 31, 2014, and additional 30% vesting on January 31, 2015, and the remaining 40% vesting on January 31, 2016. The Equity Incentive Compensation Plan allows for accelerated vesting in cases of death, disability, retirement (after January 31, 2014) or a change in control.

Also see footnotes (2), (3), (4) and (5) to the table set forth under the caption “2013 Grants of Plan-Based Awards” for the vesting schedule of the stock awards granted to the NEOs in 2013.

Options Exercised and Stock Vested. The following table sets forth the number of stock option awards exercised and the value realized upon exercise during 2013 for the NEOs, as well as the number of stock awards vested and the value realized upon vesting.

2013 Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)(1)	(#)	($)
Robert G. Wilmers	0	0	24,239	2,541,352
René F. Jones	25,753	598,333	9,066	935,851
Michael P. Pinto	64,943	1,630,732	19,332	2,019,511
Mark J. Czarnecki	0	0	19,332	2,020,389
Kevin J. Pearson	39,889	448,920	11,301	1,179,051

(1)	Based upon the difference between the closing price of the common stock on the NYSE on the date or dates of exercise and the exercise price or prices for the stock options.

Pension Benefits. The following table sets forth the present value of the accumulated pension benefits for the NEOs.

2013 Pension Benefits(1)

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments during Last Fiscal Year
		(#)(3)	($)	($)
Robert G. Wilmers	Qualified Pension Plan(2)	30	2,480,201	0
	Supplemental Pension Plan(2)(4)	30	443,977	0
René F. Jones	Qualified Pension Plan(2)	13	149,495	0
Michael P. Pinto	Qualified Pension Plan(2)	28	742,862	0
	Supplemental Pension Plan(2)(4)	28	200,923	0
Mark J. Czarnecki	Qualified Pension Plan(2)	33	883,785	0
	Supplemental Pension Plan(2)(4)	33	213,776	0
Kevin J. Pearson	Qualified Pension Plan(2)	24	462,178	0
	Supplemental Pension Plan(2)(4)	24	91,356	0

(1)	The assumptions used to calculate the present value of accumulated benefits are the same as those used for ASC 715 financial statement disclosure purposes, except that no pre-retirement decrements are assumed. The present value of accrued benefits as of December 31, 2013 is calculated assuming the executive commences his accrued benefit earned through December 31, 2013 at normal retirement age. For the December 31, 2013 calculations, the mortality assumption beginning at normal retirement age is based on the PPA prescribed static mortality table as applicable for 2014. For the December 31, 2012 calculations, the mortality assumption beginning at normal retirement age is based on the RP-2000 combined healthy mortality table projected for 13 years.

The discount rate assumption is 3.75% for the December 31, 2012 calculations and 4.75% for the December 31, 2013 calculations.

Normal retirement age is age 65 for all participants. Mr. Wilmers is past age 65, so he is assumed to retire at his current age. It is assumed that the participants will elect the single life annuity form.

(2)	The Qualified Pension Plan provides tax-qualified pension benefits for a broad base of M&T Bank Corporation’s employees. Effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005. Benefits accrued under the prior formula as of December 31, 2005 were frozen and all Qualified Pension Plan participants, including each NEO, were given a one-time election to remain in the Qualified Pension Plan and earn future benefits under a new reduced pension benefit formula, or to retain the frozen benefit in the Qualified Pension Plan and earn future benefits under a new defined contribution program, the Retirement Accumulation Account (sometimes referred to as the Qualified RAA), in which qualifying participants are credited a percentage of total pay based on length of service. Under the current formula, each participant’s retirement benefit equals the sum of (a) the participant’s accrued benefit as of December 31, 2005 and (b) for each year of credited service earned after December 31, 2005, the sum of (i) 1% of compensation for the plan year plus (ii) 0.35% of compensation for the plan year in excess of 50% of that year’s Social Security wage base. Messrs. Wilmers, Pinto, Czarnecki, and Pearson elected to remain in the Qualified Pension Plan for periods on and after January 1, 2006. Mr. Jones elected to discontinue his future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006, but has an accrued benefit under the Qualified Pension Plan as of December 31, 2005, but has ceased to earn any benefit accrual service and any further benefit under the Qualified Pension Plan as of January 1, 2006.
(3)	The years of credited service for all of the NEOs are based only on their service while eligible for participation in the Qualified Pension Plan or the prior pension plan of an acquired bank. Generally, a participant must be paid for at least 1,000 hours of work during a plan year to be credited with a year of service for purposes of the Qualified Pension Plan.
(4)	As described in footnote 2 above, effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005, and participants were given the opportunity to elect whether to continue participation in the Qualified Pension Plan and the Supplemental Pension Plan. Of the NEOs, Messrs. Czarnecki, Pinto, Pearson and Wilmers elected to continue to participate in the revised Qualified Pension Plan and, as such, they continue to be participants in the Supplemental Pension Plan. Mr. Jones elected to discontinue his future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006. M&T Bank Corporation maintains a defined contribution nonqualified Retirement Accumulation Account that is designed to provide participants with contributions that cannot be provided under the qualified Retirement Accumulation Account because of applicable federal income tax limits. As under the Supplemental Pension Plan, creditable compensation under the Supplemental RAA is also limited to $350,000. Mr. Jones participated in the Supplemental RAA in 2013 and was credited with a contribution for 2013 as reported below under the discussion of 2013 Nonqualified Deferred Compensation Plans.

Explanation of Pension Benefits Table. The Pension Benefits table indicates, for each of the Qualified Pension Plan and the Supplemental Pension Plan, the NEO’s number of years of credited service, present value of accumulated benefit and any payments made during the year ended December 31, 2013.

The amounts indicated in the column entitled “Present Value of Accumulated Benefit” represent the lump-sum value as of December 31, 2013 of the annual benefit that was earned by the NEOs as of December 31, 2013, assuming payment begins at each executive’s normal retirement age, or their current age, if later. The normal retirement age is defined as age 65 in the Qualified Pension Plan and the Supplemental Pension Plan. Certain assumptions were used to determine the present value of accumulated benefits payable at normal retirement age. Those assumptions are described in the footnote to the Pension Benefits table. Certain material terms of each of the Qualified Pension Plan and the Supplemental Pension Plan are summarized in the footnotes to the Pension Benefits table and in the narrative below.

Qualified Pension Plan. Benefits under the Qualified Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO. If the NEO is married on the date payments are to begin under the Qualified Pension Plan, payment will be in the form of a joint and 50% survivor annuity with the spouse as beneficiary unless the NEO elects another form of payment with the consent of the spouse. None of the NEOs are eligible to elect to receive the benefit due under the Qualified Pension Plan in the form of a one-time lump sum payment. If benefits are paid in a form in which a benefit is to be paid to a beneficiary after the death of the NEO, benefits are reduced from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan. A participant’s benefit under the Qualified Pension Plan is generally payable as an annuity with monthly benefit payments unless the present value of the normal retirement benefit is less than $5,000. Benefits under the Qualified Pension Plan are funded by an irrevocable, tax-exempt trust. The Qualified Pension Plan benefits of all participants, including those benefits of NEOs, are payable from the assets held by the tax-exempt trust.

Creditable compensation under the Qualified Pension Plan generally includes the compensation reported on Form W-2 in the box for wages, tips and other compensation plus pre-tax salary reduction contributions under the Retirement Savings Plan and the M&T Bank Corporation Flexible Benefits Plan. In calculating a participant’s benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury may not be considered.

A participant is eligible for early retirement under the Qualified Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service. An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age. At December 31, 2013, Messrs. Jones and Pearson were not eligible for early retirement.

Benefits under the Qualified Pension Plan are 100% vested after an employee has completed at least five years of service, and each NEO is 100% vested in his benefits in the Qualified Pension Plan.

Supplemental Pension Plan. The Supplemental Pension Plan provides a benefit that is equal to the difference between the pension benefit that would be provided under the Qualified Pension Plan if that plan were not subject to certain limits imposed by the Internal Revenue Code, and the benefit actually provided under the Qualified Pension Plan. Creditable compensation that may be considered under the Supplemental Pension Plan formula is limited to $350,000.

Generally, benefits under the Supplemental Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO. The Supplemental Pension Plan does allow a NEO to elect to receive the benefit due under the plan in the form of a one-time lump sum payment. If benefits are paid as a lump sum payment, benefits are adjusted from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan.

The pension benefit under the Supplemental Pension Plan is reduced in the same manner as under the Qualified Pension Plan if it begins to be paid before normal retirement age and continues to accrue in the same manner as under the Qualified Pension Plan if it begins to be paid after the normal retirement age.

Service is determined under the Supplemental Pension Plan in the same manner as under the Qualified Pension Plan, as described above. The vesting schedule in the Supplemental Pension Plan is the same as in the Qualified Pension Plan and all of the NEOs are 100% vested in their benefits in the Supplemental Pension Plan.

Nonqualified Deferred Compensation. The following table sets forth contributions, earnings and year-end balances for 2013 with respect to nonqualified deferred compensation plans for the NEOs.

2013 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contri- butions in Last FY	Registrant Contri- butions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals /Distributions	Aggregate Balance at Last FYE
		($)(1)	($)(2)	($)(3)	($)	($)(4)
Robert G. Wilmers	Supplemental 401(k)	10,500	4,275	106,543	0	634,509
René F. Jones	Supplemental 401(k)	28,000	4,275	34,043	0	205,801
	Supplemental RAA	0	4,750	2,309	0	39,926
Michael P. Pinto	Supplemental 401(k)	21,000	4,275	71,122	0	293,858
	Deferred Bonus Plan	0	0	51,093	68,976	315,512
Mark J. Czarnecki	Supplemental 401(k)	10,500	4,275	23,080	0	245,813
Kevin J. Pearson	Supplemental 401(k)	10,500	4,275	27,495	0	161,186

(1)	The Supplemental 401(k) contributions were based on the NEOs’ deferral elections and the salaries shown in the Summary Compensation Table. The salaries in the Summary Compensation Table include these contributions.
(2)	This column represents M&T Bank Corporation’s matching contributions attributable to contributions made to the Supplemental 401(k) during 2013 by the NEOs and contributions by M&T Bank Corporation to the Supplemental RAA attributable to 2013 based on compensation earned and service performed during the year. The contribution by M&T Bank Corporation to the Supplemental 401(k) and the Supplemental RAA attributable to 2013 was made after December 31, 2013 and is not reflected in the aggregate year-end balance for each NEO. These values are also reflected in the “All Other Compensation” column of the Summary Compensation Table.
(3)	This column reflects earnings or losses on plan balances in 2013. Earnings may increase or decrease depending on the performance of the elected hypothetical investment options. Earnings on these plans are not “above-market” and thus are not reported in the Summary Compensation Table. Plan balances may be hypothetically invested in various mutual funds and common stock as described below. Investment returns on those funds and common stock ranged from -3.43% to 40.29% for the year ended December 31, 2013.
(4)	This column represents the year-end balances of the NEOs’ nonqualified deferred compensation accounts. These balances include NEOs’ and M&T Bank Corporation’s contributions that were included in the Summary Compensation Tables in previous years. Amounts in this column include earnings that were not previously reported in the Summary Compensation Table because they were not “above-market” earnings.

Overview of Nonqualified Deferred Compensation Plans. M&T Bank Corporation maintains two nonqualified deferred compensation plans: the Supplemental Retirement Savings Plan and the M&T Bank Corporation Deferred Bonus Plan (the “Deferred Bonus Plan”), which is now frozen as described in more detail below.

The Supplemental Retirement Savings Plan mirrors the tax-qualified, defined contribution Retirement Savings Plan maintained by M&T Bank Corporation in that it consists of two parts: a Supplemental 401(k) Plan and a Supplemental Retirement Accumulation Account Plan. The tax-qualified Retirement Savings Plan provides benefits under both portions up to the limit set by the Internal Revenue Code on compensation that can be recognized under a tax-qualified plan. The Supplemental Retirement Savings Plan provides unfunded, non-qualified benefits to select management based on compensation in excess of the Internal Revenue Code limit for tax-qualified plans up to a maximum creditable compensation level of $350,000.

Under the tax-qualified 401(k) (or Qualified 401(k) Plan) portion of the Retirement Savings Plan, a participant may elect to contribute up to 50% of creditable plan compensation, in which event, the participant will be credited with a matching employer contribution equal to 100% of contributions that do not exceed 3% of the participant’s contributions plus 50% of the contributions that exceed 3% but not 6% of the participant’s compensation under the plan. All participants are always 100% vested in all contributions in the Qualified 401(k) Plan. All NEOs participate in the Qualified 401(k) Plan.

Under the tax-qualified Retirement Accumulation Account (or Qualified RAA) of the Retirement Savings Plan, a participant will be credited with an employer contribution based on the participant’s years of service recognized under the plan for each year in which the participant is credited with at least 1,000 hours of service and is employed by M&T Bank Corporation on December 31st of such year (or for such years where employment was terminated during the year due to retirement, death or disability). Benefits under the Qualified RAA are subject to a five-year cliff vesting schedule. As explained in the discussion of the 2013 Pension Benefits table, Mr. Jones is the only NEO who participates in the Qualified RAA, and he is fully vested in the benefits under the plan based on his years of service.

The Deferred Bonus Plan was frozen effective January 1, 2010, and does not allow any deferrals of bonuses earned after that date. Prior to that date, the Deferred Bonus Plan allowed select members of management and highly compensated employees of M&T Bank Corporation to defer all or a portion of an annual bonus they received under an M&T Bank Corporation bonus or incentive plan.

Supplemental Retirement Savings Plan - Supplemental 401(k) Plan. The Supplemental 401(k) Plan provides unfunded, non-qualified benefits to select members of management and highly compensated employees of M&T Bank Corporation. All of the NEOs participate in the Supplemental 401(k) Plan.

For a given year, a participant may elect to contribute up to 50% of creditable plan compensation and the participant must elect the contribution percentage before the beginning of the year. A participant who contributes to the Supplemental 401(k) Plan for a given year is credited with a matching employer contribution under the Supplemental 401(k) Plan determined under the same matching formula as in the Qualified 401(k) Plan, which generally provides for a match equal to 100% of contributions that do not exceed 3% of the participant’s compensation plus 50% of the contributions that exceed 3% but not 6% of the participant’s compensation. Creditable compensation under the Supplemental 401(k) Plan is defined in the same way as under the Qualified Pension Plan, but it includes amounts deferred by participants under the Supplemental 401(k) Plan and includes compensation credited under the tax-qualified 401(k) plan, the Retirement Savings Plan. The maximum creditable compensation for the plan in any year is $350,000.

A participant is always 100% vested in both his or her own contributions and the employer matching contributions, and all earnings on both types of contributions under the Supplemental 401(k) Plan. The plan provides that a participant may elect to receive benefits at a specified age or date, upon separation from service, at death or disability, or at the earliest of these events. A participant may elect to receive benefits in the form of a single lump sum or in annual installments payable over 5 or 10 years. Elections are made with respect to each year’s contribution to the Supplemental 401(k) Plan prior to the beginning of each year. All payments from the Supplemental 401(k) Plan are made in the form of cash.

Supplemental Retirement Savings Plan - Supplemental Retirement Accumulation Account Plan. The Supplemental Retirement Accumulation Account (or Supplemental RAA) portion of the Supplemental Retirement Savings Plan (or Supplemental RSP) is designed to provide participants with benefits that cannot be provided under our qualified plans as a result of limitations imposed by the Internal Revenue Code. Mr. Jones is the only NEO who participates in the Supplemental RAA.

For a given year, the Supplemental RAA credits a contribution on behalf of a participant that is equal to the difference between (1) the contribution that would be provided on plan compensation under the Qualified RAA if the Internal Revenue Code Limit did not exist up to the Supplemental RSP Plan compensation limit of $350,000, and (2) the contribution actually provided under the Qualified RAA. Mr. Jones was credited with $4,750 for the 2013 plan year. The book reserve accounts attributable to Supplemental RAA contributions are subject to the same vesting schedule as the accounts in the Qualified RAA, and Mr. Jones is fully vested in his Supplemental RAA account. Benefits under the Supplemental RAA are payable in the first quarter of 2014 and benefits under the Supplemental 401(k) are paid in the fourth quarter of 2013. Service in the Supplemental RAA is determined in the same manner as under the Qualified RAA.

Deferred Bonus Plan. Through December 31, 2009, the Deferred Bonus Plan allowed select members of management and highly compensated employees of M&T Bank Corporation to defer all or a portion of an annual bonus award they received under an M&T Bank Corporation bonus or incentive plan. Deferrals under the Deferred Bonus Plan have been discontinued as of December 31, 2009, although Mr. Pinto has an account in the Deferred Bonus Plan as of December 31, 2013 resulting from prior years’ deferrals and received a distribution under the plan in accordance with an election made under the plan in 1998.

When the Deferred Bonus Plan was active, an eligible employee could elect to defer a specific percentage or a dollar amount of the award, with a minimum deferral of $10,000. A participant could elect to defer such amount for a period of 5 to 20 years and could elect to receive the deferred account balance in a single lump sum or in annual installments over 5 or 10 years. If the participant’s employment ends prior to the time all deferrals have been distributed, the deferral period ends and payments commence in the form elected. Participants are always 100% vested in their deferred account balance.

Potential Payments Upon Termination or Change in Control. The following table indicates the potential post-employment payments and benefits for the NEOs in the event that either of the following had occurred on December 31, 2013: (i) an involuntary termination of employment or (ii) a change in control event accompanied by an involuntary termination of employment.

2013

Post-Employment Benefits(1)

Name	Severance Pay	Health Benefit Coverage	Value of Equity Awards	Total Benefits Upon Involuntary Termination	Total Benefits Upon Involuntary Termination Preceded by Change in Control Event
	($)(2)	($)	($)	($)	($)
Robert G. Wilmers	1,900,000	37,375	4,085,411	1,937,375	6,022,786
René F. Jones	1,200,000	16,324	2,829,122	1,216,324	4,045,446
Michael P. Pinto	1,800,000	19,281	3,998,328	1,819,281	5,817,609
Mark J. Czarnecki	1,800,000	14,449	3,998,328	1,814,449	5,812,777
Kevin J. Pearson	1,200,000	24,385	2,928,429	1,224,385	4,152,814

(1)	In the event of an involuntary termination of employment, NEOs are entitled to the accelerated vesting of equity awards only if such involuntary termination is preceded by a change-in-control event.
(2)	Assumes the NEO would receive the maximum potential severance of 104 weeks of cash base salary.

Severance Pay Plan. M&T Bank Corporation maintains the Severance Pay Plan which is a broad-based, tiered severance plan that provides eligible employees with post-employment severance payments and the continuation of certain employee benefits when a “Qualifying Event” (defined as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position) occurs. The amount of severance an employee is eligible to receive is based upon the employee’s position and years of service. Each NEO participates in the plan. Upon the occurrence of a Qualifying Event, each NEO will be entitled to:

•	the continuation of his cash base salary for at least 52 weeks, but in no event more than 104 weeks as determined at the time of the Qualifying Event; and

•	the continuation of certain benefits during the period in which severance payments are made, including, but not limited to medical, dental and vision insurance, life insurance and flexible spending accounts, provided the NEO continues to make contributions at the active employee rate.

Accelerated Vesting of Equity Awards. Under M&T Bank Corporation’s various equity compensation plans, upon a change of control or death, disability or retirement, all employees, including the NEOs, would be immediately vested in any outstanding awards that were unvested at the time of the change of control or death, disability or retirement.

Director Compensation. The following table sets forth the compensation of M&T Bank Corporation’s directors in fiscal year 2013.

2013 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non- Equity Incentive Plan Compen- sation	Changes in Pension Value and Non- Qualified Deferred Compen- sation Earnings	All Other Compen- sation		Total
	($)(1)	($)(2)	($)	($)	($)	($)		($)
Brent D. Baird	232	211,768	0	0	0	0		212,000
C. Angela Bontempo	78,305	77,695	0	0	0	0		156,000
Robert T. Brady	64,819	64,181	0	0	0	0		129,000
T. Jefferson Cunningham III	99,714	99,286	0	0	0	0		199,000
Gary N. Geisel	101,727	101,473	0	0	0	0		203,200
John D. Hawke, Jr.	100,672	100,328	0	0	0	0		201,000
Patrick W.E. Hodgson	78,109	77,891	0	0	0	0		156,000
Richard G. King	80,171	79,829	0	0	0	0		160,000
Jorge G. Pereira	58,828	58,172	0	0	0	0		117,000
Melinda R. Rich	57,809	57,191	0	0	0	0		115,000
Robert E. Sadler, Jr.	0	0	0	0	0	200,000	(3)	200,000
Herbert L. Washington	73,666	73,334	0	0	0	0		147,000

(1)	Pursuant to the terms of the M&T Bank Corporation 2008 Directors’ Stock Plan (“2008 Directors’ Stock Plan”), each director can elect to receive payment of his or her annual compensation in cash, in shares of common stock, or in a combination of cash and shares of common stock for services as a director or advisory director of M&T Bank Corporation and its subsidiaries. The amounts listed in this column show only the amount of fees paid in cash.
(2)	Reflects fees paid in the form of common stock, which is paid at the end of each calendar quarter. The value of common stock paid is based on the grant date fair value, which equals the value as of the last business day of each calendar quarter on which shares of common stock are quoted on the NYSE.
(3)	In accordance with the policy of the Board of Directors, Mr. Sadler is not eligible to receive directors’ fees due to his continued service to M&T Bank Corporation as a paid consultant. The amount shown represents fees Mr. Sadler earned under a consulting arrangement with M&T Bank that commenced as of July 1, 2010 and renewed for a two-year term beginning July 1, 2012.

M&T Bank Corporation Directors’ Fees. Directors of M&T Bank Corporation who are not also salaried officers of M&T Bank Corporation or its subsidiaries receive an annual retainer of $85,000 plus an attendance fee of $2,000 for each meeting of the Board of Directors attended. Members of the Audit Committee (other than the chair) receive an additional annual retainer of $10,000, and the chair of the Audit Committee receives an additional retainer of $20,000. Members of the Risk Committee (other than the chair) receive an additional annual retainer of $10,000, and the chair of the Risk Committee receives an additional retainer of $20,000. Directors who are members of a committee of the Board of Directors of M&T Bank Corporation receive $2,000 for each committee meeting attended, except members of the Audit Committee, who receive $3,000 for each Audit Committee meeting attended, and members of the Risk Committee, who receive $3,000 for each Risk Committee meeting attended. Compensation is paid at the end of each calendar quarter in an amount equal to one-quarter of a director’s annual retainer and the meeting fees earned during such quarter. All directors of M&T Bank Corporation are entitled to reimbursement for travel expenses incidental to their attendance at meetings. The Board of Directors has determined that no fees (retainer, attendance or otherwise) shall be paid to a director who is a salaried officer of M&T Bank Corporation or any of its subsidiaries, or where such individual continues to receive payment for ongoing services to M&T Bank Corporation or any of its subsidiaries immediately after ceasing to be a salaried officer.

M&T Bank Corporation 2008 Directors’ Stock Plan. Pursuant to the terms of the 2008 Directors’ Stock Plan, each director can elect to receive payment of his or her annual compensation in cash, in shares of common stock, or in a combination of cash and shares of common stock for services as a director or advisory director of M&T Bank Corporation and its subsidiaries. The number of shares of common stock paid is determined by dividing the amount of such compensation payable in shares of common stock by the closing price of common stock on the NYSE on the business day immediately preceding the day the compensation is payable. Shares of common stock received in payment of fees vests immediately upon grant.

M&T Bank Directors’ Fees. Directors of M&T Bank Corporation who also serve as directors of M&T Bank or its subsidiaries, if not salaried officers of M&T Bank Corporation or its subsidiaries, receive attendance fees for each board, council or committee meeting attended, unless any such meeting is held concurrently with board or committee meetings of M&T Bank Corporation, of which they are also a member. Except as described below, such attendance fees and the cash versus stock allocations are identical to the schedule of fees paid to directors of M&T Bank Corporation for board and committee meetings attended described above in the section entitled, “M&T Bank Corporation Directors’ Fees.”

Mr. Baird, as a member of the Directors Advisory Council of the New York City/Long Island Division of M&T Bank, received an annual retainer of $10,000 and a fee of $1,250 for each such meeting attended by him. Mr. Cunningham, as the chairman of the Directors Advisory Council of the Hudson Valley Division of M&T Bank, received a fee of $1,000 for each such meeting attended by him. Mr. Geisel, as the chairman of the Directors Advisory Council of the Baltimore-Washington Division of M&T Bank, received a fee of $300 for each such meeting attended by him. All directors of M&T Bank and its subsidiaries are entitled to reimbursement for travel expenses incidental to their attendance at meetings.

Nonqualified Deferred Compensation Arrangements for Directors. Mr. King is a participant in the Keystone Financial Director Fee Plan that was assumed by M&T Bank Corporation in connection with its acquisition of Keystone. The plan is a nonqualified, unfunded plan under which a Keystone director could elect to defer directors’ fees in the form of phantom shares of Keystone’s common stock. Upon the acquisition of Keystone, the right of participants to receive Keystone common stock was converted into the right to receive stock in M&T Bank Corporation. Mr. King will receive annual distributions from his plan account over a five-year period commencing upon his resignation or retirement as a director.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Mr. Wilmers is the beneficial owner of a 50% interest in certain entities which are unaffiliated with M&T Bank Corporation and which own commercial aircraft that are leased to a commercial aviation service. From time to time, M&T Bank Corporation and its subsidiaries charter planes from the aviation service for business use by Mr. Wilmers. M&T paid $327,189 to the aviation service for use of the aircraft in 2013. M&T has determined that the fees paid to the aviation service for such business use of the aircraft are fair and competitive.

Mr. King’s son-in-law, David Sivel, was hired as a non-executive officer employee of M&T Bank in November 2008. During 2013, he earned $230,660 as direct compensation. This compensation is comparable to that of employees performing similar functions at M&T Bank.

Mr. Sadler entered into a two-year consulting agreement with M&T Bank Corporation effective July 1, 2012, pursuant to which he is paid a consulting fee of $200,000 per year.

Directors and executive officers of M&T Bank Corporation and their associates are, as they have been in the past, customers of, and have had transactions with, the banking and other operating subsidiaries of M&T Bank Corporation, and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from M&T Bank Corporation’s subsidiary banks to such persons and their associates outstanding at any time since the beginning of 2013 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the banks or their subsidiaries, and did not involve more than normal risk of collectability or present other unfavorable features.

In accordance with applicable NYSE listing standards, the Nomination, Compensation and Governance Committee reviews, approves or ratifies all related party or affiliate transactions between M&T Bank Corporation and any of its affiliates, directors, officers and/or employees or in which any of such persons directly or indirectly is interested or benefited other than for extensions of credit otherwise covered by policies and procedures governed by Federal Reserve Regulation O. The Nomination, Compensation and Governance Committee determines whether a particular relationship serves the best interest of M&T Bank Corporation and its shareholders and whether the relationship should be continued. In addition, M&T Bank Corporation has a Code of Business Conduct and Ethics for its directors, officers and employees, as well as its agents and representatives, including consultants, which requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of M&T Bank Corporation. The Code of Business Conduct and Ethics encourages individuals to report any illegal or unethical behavior that they observe. In addition, as described in the section entitled, “BOARD OF DIRECTORS, DETERMINATION OF INDEPENDENCE AND ATTENDANCE,” such related party or affiliate transactions are considered by the Board of Directors in its review of director independence.

CORPORATE GOVERNANCE OF M&T BANK CORPORATION

The Board of Directors believes that the purpose of corporate governance is to ensure that shareholder value be maximized in a manner consistent with legal requirements and the highest standards of ethics and integrity. Recognizing the importance of corporate governance, the Board of Directors adopted corporate governance standards in July 1997 and has consistently adhered to corporate governance practices that the Board of Directors and executive management believe promote this purpose. The Board of Directors has evaluated and approved its corporate governance standards on an annual basis since their adoption.

The Board of Directors last amended its Corporate Governance Standards in April 2013. The current Corporate Governance Standards are available on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. The Corporate Governance Standards address the qualifications and responsibilities of directors, board committee charters, a corporate disclosure policy, controls and procedures regarding financial reporting and disclosure, and separate codes of ethics for all employees and the chief executive officer and senior financial officers.

Under M&T Bank Corporation’s Amended and Restated Bylaws, in an uncontested election, the affirmative vote of a majority of the votes cast in favor or against the election of a nominee is required for the election of such nominee as a director, assuming a quorum is present or represented at the meeting. If an incumbent director in an uncontested election does not receive a majority of the votes cast in favor or against such director, that director would be required to tender his or her resignation to the Board of Directors. The Board of Directors will then determine whether or not to accept such resignation, taking into account the recommendation of the Nomination, Compensation and Governance Committee, and will publicly disclose via a press release or SEC filing its decision within 90 days of the certification of the election results.

During 2013, the Nomination, Compensation and Governance Committee engaged McLagan, an Aon Hewitt company, to provide compensation consulting services regarding executive officer and director compensation, including with respect to the amount and form of executive compensation. The fees for such engagement totaled $289,747 for 2013. McLagan has also been engaged by M&T Bank Corporation to provide additional services. Specifically, McLagan provided compensation consulting services and compensation survey information to management of M&T Bank Corporation during 2013 for a total cost of $83,375. The decision to engage McLagan for these services was made by management after consultation with the Nomination, Compensation and Governance Committee and a determination was made by the Committee that no conflict of interest existed.

BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND ATTENDANCE

Board of Directors, Determination of Independence and Attendance. Pursuant to the Corporate Governance Standards, the Board of Directors undertook a review of director independence in April 2013. As a result of that review, the Board of Directors determined that 11 of its 15 then current members met the NYSE standard for independence. Of the 14 nominees standing for election as directors at the 2014 Annual Meeting of Shareholders, all of whom are currently serving as such, the Board has affirmatively determined that 11 meet the NYSE standard for independence. The Board of Directors uses categorical standards to assist it in making independence determinations. Under these standards, absent other material relationships with M&T Bank Corporation that the Board of Directors believes jeopardize a director’s independence from management, a director will be independent unless the director or any of his or her immediate family members had any of the following relationships with M&T Bank Corporation: employment during any of the past three years (as an executive officer in the case of family members); the receipt of more than $120,000 per year in direct compensation (other than director fees and pension or other forms of deferred compensation for prior service not contingent upon continued service and as an executive officer in the case of family members) during any 12-month period over the past three years; affiliation or employment with a present or former internal or external auditor during any of the past three years; employment with another company where any executive officers of M&T Bank Corporation serve on that company’s compensation committee during any of the past three years; being an executive officer of a charitable organization to which M&T Bank Corporation contributed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues in any single fiscal year during the preceding three years; or being an executive officer of a company that makes payments to, or receives payments from, M&T Bank Corporation for property or services in a fiscal year in an amount in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues. In addition, if any business relationship described in the last clause of the preceding sentence is a lending relationship, deposit relationship, or other banking or commercial relationship between M&T Bank Corporation, on the one hand, and an entity with which the director or family member is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other hand, such relationships must meet the following criteria: (1) it must be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and (2) with respect to extensions of credit by M&T Bank Corporation to such entity: (a) such extensions of credit have been made in compliance with applicable law, including Federal Reserve Regulation O and Section 13(k) of the Exchange Act and (b) no event of default has occurred and is continuing beyond any period of cure.

In making its determination as to the independent directors, the Board of Directors considered the following categories of transactions, relationships and arrangements with directors and their immediate family members and any such person’s principal business affiliations: for Messrs. Brady and King, ordinary course, non-preferential extensions of credit or other financial services; for Mr. Hawke and Ms. Rich, payments by M&T Bank to a director-affiliated company for services in an amount that does not exceed the greater of $1 million or 2% of such company’s consolidated gross revenues; and for Mr. King, employment of his son-in-law by M&T Bank as a non-executive officer as discussed above.

The Board of Directors, upon the recommendation of the Nomination, Compensation and Governance Committee considered these transactions, relationships and arrangements and, consistent with the applicable independence standards, determined that they do not impair the relevant director’s independence as a director of M&T Bank Corporation or as a member of the committees on which they serve.

The Board of Directors considers all relevant facts and circumstances and the application of the categorical standards and, based on its review of this information, affirmatively determined that the directors identified below as “independent” do not have any material relationships with M&T Bank Corporation.

Following are the names of each current member of the Board of Directors for whom an affirmative determination of independence was made in 2013:

Brent D. Baird

C. Angela Bontempo

Robert T. Brady

T. Jefferson Cunningham III

Gary N. Geisel

John D. Hawke, Jr.

Patrick W.E. Hodgson

Richard G. King

Jorge G. Pereira

Melinda R. Rich

Herbert L. Washington

The Board of Directors held 18 meetings during 2013. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served that were held during the time such individual served as a director or a committee member.

It is the policy of M&T Bank Corporation that all members of the Board of Directors attend its Annual Meetings of Shareholders, absent exigent circumstances. Of the nominees standing for election at the 2014 Annual Meeting of Shareholders, 14 were elected at last year’s Annual Meeting of Shareholders. All except one of the then directors attended last year’s Annual Meeting of Shareholders.

Board Leadership Structure. Mr. Wilmers serves as the Chairman of the Board and the Chief Executive Officer of M&T Bank Corporation. He has held the post of Chief Executive Officer over the past 30 years. He has also served as Chairman of the Board for most of those years. In light of Mr. Wilmers’ significant leadership tenure with the organization, and the fact that he led the company through its growth from a local community bank to one of the top 20 largest domestic commercial banking institutions, the company believes this is an appropriate structure for leadership of the Board of Directors as it fosters, among other matters, effective decision-making and clear accountability. Mr. Pereira serves as the lead independent director, a position which he has held for ten years. As the lead independent director, Mr. Pereira presides over the executive sessions of the non-management directors of M&T Bank Corporation.

The Board of Directors has delegated its risk oversight duties to the Risk Committee. The Board of Directors receives independent reports from each of the Audit Committee and Risk Committee at each of its meetings. Further, the Enterprise-Wide Risk Management Committee of M&T Bank Corporation, which is the primary management-level risk committee, and the M&T Bank Corporation Chief Risk Officer make regular reports directly to the Risk Committee.

Executive Sessions of the Board of Directors. The non-management directors of M&T Bank Corporation meet at regularly scheduled executive sessions without management. Mr. Pereira, the vice chairman of the Board of Directors and the lead independent director, presides at these meetings. In his absence, the non-management directors determine which one of them will preside at such meetings.

Interested parties may make their concerns known directly to the lead independent director or the non-management directors as a group by submitting their written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate such direct communications to the lead independent director or the non-management directors as a group by reviewing, sorting and summarizing such communications.

Audit Committee. In addition to selecting the independent registered public accounting firm, the Audit Committee serves as the examining committee for Wilmington Trust, N.A. and reviews the activities of the Examining Committee of M&T Bank, the audit plan and scope of work of M&T Bank Corporation’s independent registered public accounting firm, the results of the annual audit and the limited reviews of quarterly financial information, the recommendations of the independent registered public accounting firm with respect to internal controls and accounting procedures, and any other matters it deems appropriate. Ms. Bontempo (Chair) and Messrs. Hodgson, King and Washington served as members of the Audit Committee throughout 2013, and all of them are currently serving as such. From time to time, Audit Committee meetings may be attended by other members of the Board of Directors, employees of M&T Bank Corporation, representatives of the independent registered public accounting firm or other outside advisors as the Audit Committee requests or deems necessary, useful or appropriate in its sole discretion.

The Board of Directors has determined that the members of the Audit Committee have no financial or personal ties to M&T Bank Corporation (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking and other operating subsidiaries as described in this proxy statement) and meet both the NYSE and Securities Exchange Act standards for independence. In addition, the Board of Directors has determined that each member of the Audit Committee is “financially literate,” and that at least one member of the Audit Committee meets the NYSE standard of having “accounting or related financial management expertise.” In addition, the Board of Directors has determined that Ms. Bontempo and Mr. Hodgson are each an “audit committee financial expert.”

The Audit Committee operates pursuant to a written charter that was last amended on February 19, 2014. A copy of the Audit Committee Charter can be accessed on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. The Audit Committee Charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of the independent registered public accounting firm, including pre-approval of all audit and non-audit services to be performed by the independent registered public accounting firm. The Audit Committee Charter also gives the committee authority to fulfill its obligations under SEC and NYSE requirements.

On January 15, 2013, the Board of Directors of M&T Bank Corporation established a separate Risk Committee of the Board of Directors in anticipation of the finalization of the Federal Reserve Rule for Enhanced Prudential Standards and in furtherance of its corporate governance structure. As a result, the Audit and Risk Committee (which was renamed the Audit Committee) delegated its risk oversight responsibilities to the Risk Committee but continues to review the Risk Committee’s risk oversight process in accordance with current NYSE requirements. Further, the Audit Committee and the Risk Committee meet jointly four times a year. The Audit Committee amended its Charter to reflect these changes (effective April 16, 2013). The Risk Committee adopted a written charter effective April 16, 2013 (see the Risk Committee description below for further information).

Report of the Audit Committee. The members of the Audit Committee are independent as that term is defined in the listing standards of the NYSE. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter can be accessed on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm. During 2013, the Audit Committee met 6 times, and held discussions with M&T Bank Corporation’s management and representatives of its independent registered public accounting firm consistent with its responsibilities under its charter.

Management is responsible for the preparation of M&T Bank Corporation’s consolidated financial statements and their assessment of the design and effectiveness of M&T Bank Corporation’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of M&T Bank Corporation’s consolidated financial statements and opining on management’s internal control assessment and the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing its reports thereon. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

In discharging its oversight responsibilities, the Audit Committee has reviewed and discussed M&T Bank Corporation’s 2013 audited consolidated financial statements with M&T Bank Corporation’s management and its independent registered public accounting firm and has reviewed and discussed with the independent registered public accounting firm all communications required by standards of the PCAOB, including the matters described in PCAOB Auditing Standard No. 16, (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of M&T Bank Corporation’s financial statements.

The Audit Committee has also received the written disclosures and the letter from M&T Bank Corporation’s independent registered public accounting firm as required by the PCAOB’s Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with the independent registered public accounting firm their independence.

Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements and report on management’s assessment of the design and effectiveness of internal control over financial reporting be included in M&T Bank Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 21, 2014. The Audit Committee also selected the independent registered public accounting firm.

This report was adopted on February 18, 2014 by the Audit Committee of the Board of Directors:

C. Angela Bontempo, Chair

Patrick W.E. Hodgson

Richard G. King

Herbert L. Washington

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee of M&T Bank Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

Nomination, Compensation and Governance Committee. The Nomination, Compensation and Governance Committee is responsible for, among other things, evaluating the efforts of M&T Bank Corporation and of the Board of Directors to maintain effective corporate governance practices and identifying candidates for election to the Board of Directors. The Nomination, Compensation and Governance Committee will consider candidates suggested by shareholders. Nominations from shareholders, properly submitted in writing to M&T Bank Corporation’s Corporate Secretary at One M&T Plaza, Buffalo, New York 14203, and received no later than 120 days prior to the anniversary of the date on which M&T Bank Corporation first mailed its proxy materials for the preceding year’s Annual Meeting of Shareholders, will be referred to the Nomination, Compensation and Governance Committee for consideration. For next year’s Annual Meeting of Shareholders, M&T Bank Corporation must receive these nominations on or before November 6, 2014.

In considering nominees for director, including those recommended by shareholders, the Nomination, Compensation and Governance Committee reviews the qualifications and independence of the potential nominee in light of the current members of the Board of Directors and its various committees as well as the composition of the Board of Directors as a whole. This assessment includes the potential nominee’s qualification as independent, as well as consideration of diversity, age, skills, experience, tenure, contribution and appropriate geographic balance in the context of the needs of the Board of Directors and its committees.

The current Board of Directors of M&T Bank Corporation is comprised of persons who were identified as being qualified director candidates by management and the Board of Directors. The Nomination, Compensation and Governance Committee considers nominees for director that are recommended by various persons or entities, including, but not limited to, non-management directors, the chief executive officer and other executive officers of M&T Bank Corporation, and shareholders. In addition, the Nomination, Compensation and Governance Committee takes into account any contractual rights that persons or entities have with respect to nominees for director. In evaluating all nominees for director, including those recommended by shareholders, the Nomination, Compensation and Governance Committee considers whether each nominee has all the requisite experience, attributes and qualifications for board membership and not just certain specific qualities or skills.

The Nomination, Compensation and Governance Committee also is responsible for administering M&T Bank Corporation’s equity compensation plans, and awarding new grants thereunder, for administering the Annual Executive Incentive Plan, the 2008 Directors’ Stock Plan, the M&T Bank Corporation Employee Stock Purchase Plan, for making such determinations and recommendations as the Nomination, Compensation and Governance Committee deems necessary or appropriate regarding the remuneration and benefits of employees of M&T Bank Corporation and its subsidiaries, for reviewing with management the Compensation Discussion and Analysis and providing a report recommending to the Board of Directors whether the Compensation Discussion and Analysis should be included in the proxy statement. The Nomination, Compensation and Governance Committee met 7 times during 2013.

The Nomination, Compensation and Governance Committee operates pursuant to a written charter setting out the functions and responsibilities of this committee that was last amended on November 19, 2013. A copy of the Nomination, Compensation and Governance Committee Charter can be accessed on the Investor Relations section of M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm.

Board Diversity. M&T Bank Corporation strives to foster an inclusive workplace environment which respects and values individual differences. Further, the organization believes that diversity of its employees enhances the organization’s ability to innovate, and therefore to maintain a competitive advantage. M&T Bank Corporation values diversity among its board members for these same reasons. The Corporate Governance Standards provide that in discharging its duties of reviewing the qualifications of director nominees, the Nomination, Compensation and Governance Committee shall consider, among other factors, diversity, age, skills and experience in the context of the needs of the Board of Directors. In light of this guideline, the Nomination, Compensation and Governance Committee endeavors to appoint a slate of nominees that represents diversity with respect to educational background, business experience, skills, geographic representation and community involvement, as well as gender, race and national origin. The Nomination, Compensation and Governance Committee does not assign specific weights to any particular criteria, however, and its goal is to identify nominees that considered as a group will possess the talents and characteristics necessary for the Board of Directors to fulfill its responsibilities.

Nomination, Compensation and Governance Committee Interlocks and Insider Participation. Messrs. Baird (Chairman), Brady and Geisel served as members of the Nomination, Compensation and Governance Committee throughout 2013, and all of them are currently serving as such.

The Board of Directors has determined that the members of the Nomination, Compensation and Governance Committee have no financial or personal relationships with M&T Bank Corporation requiring disclosure pursuant to SEC rule (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking and other operating subsidiaries as described in this Proxy statement) and meet the NYSE standard for independence.

Executive Committee. The Board of Directors has empowered its Executive Committee to act when the Board of Directors is not in session, during which time the Executive Committee possesses all of the board’s powers in the management of the business and affairs of M&T Bank Corporation except as otherwise limited by law. The Executive Committee did not meet during 2013. Messrs. Wilmers (Chairman), Baird, and Hodgson served as members of the Executive Committee throughout 2013.

The Executive Committee operates under a written charter setting out the functions and responsibilities of this committee, a copy of which is available on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm.

Risk Committee. On January 15, 2013, the Board of Directors of M&T Bank Corporation established a separate Risk Committee of the Board of Directors in anticipation of the finalization of the Federal Reserve Rule for Enhanced Prudential Standards and in furtherance of its corporate governance structure. The Federal Reserve issued its final rule on February 18, 2014 and M&T Bank Corporation will analyze the rule’s risk committee requirements and make any necessary changes to the responsibilities and structure of the Risk Committee in 2014. The Risk Committee assists the Board of Directors in its oversight of M&T Bank Corporation’s risk management function, including the strategies, policies, procedures, and systems established by management to identify, assess, measure, and manage the major risks facing M&T Bank Corporation. In discharging its duties of risk oversight, the Committee provides input to management on risk appetite, risk profile and regulatory requirements and approves the effectiveness of M&T Bank Corporation’s risk management framework. The Risk Committee met 20 times during 2013. Messrs. Hawke (Chairman), Cunningham, Geisel, and Sadler served as members of the Risk Committee throughout 2013.

The Risk Committee operates under a written charter setting forth the functions and responsibilities of this committee, a copy of which is available on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm.

CODES OF ETHICS

M&T Bank Corporation makes available to all of its new employees, a copy of its policies and procedures which includes a Code of Business Conduct and Ethics. In addition, M&T Bank Corporation has required new employees to certify that they are responsible for reading and familiarizing themselves with the employee policies and procedures and their content, including the Code of Business Conduct and Ethics, and adhering to such policies and procedures.

M&T Bank Corporation’s Code of Business Conduct and Ethics applies to its directors, officers, employees, as well as its agents and representatives, including consultants. The Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of M&T Bank Corporation. In addition, the Code of Business Conduct and Ethics encourages individuals to report any illegal or unethical behavior that they observe. The Code of Business Conduct and Ethics is a guide to help ensure that all such individuals live up to the highest ethical standards.

M&T Bank Corporation also has a Code of Ethics for CEO and Senior Financial Officers that applies to the chief executive officer, the chief financial officer, the controller and all other senior financial officers designated by the chief financial officer from time to time. This code of ethics supplements the Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters.

Copies of the Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available on M&T Bank Corporation’s website at ir.mandtbank.com/corpgov.cfm.

As is permitted by SEC rules, M&T Bank Corporation intends to post on its website any amendment to or waiver from any provision in the Code of Ethics for CEO and Senior Financial Officers that applies to the chief executive officer, the chief financial officer, the controller, or persons performing similar functions, and that relates to any element of the standards enumerated in the rules of the SEC.

AVAILABILITY OF CORPORATE GOVERNANCE STANDARDS

In addition to being available on M&T Bank Corporation’s website at ir.mandtbank.com/ corpgov.cfm, copies of M&T Bank Corporation’s Corporate Governance Standards, and the charters for the Audit Committee, the Risk Committee, the Nomination, Compensation and Governance Committee and the Executive Committee, and the Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available in print to any shareholder who requests such information. To make a request, shareholders may either mail their request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send such request to Shareholder Relations via electronic mail at ir@mtb.com.

SOLICITATION COSTS

The cost of soliciting proxies in the accompanying form will be borne by M&T Bank Corporation. The solicitation is being made by mail, and may also be made by telephone or in person using the services of a number of regular employees of M&T Bank Corporation and its subsidiary banks at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by M&T Bank Corporation for expenses incurred in sending proxy materials to beneficial owners of the common stock.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the Board of Directors or individual directors by submitting their written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary may facilitate such direct communications with the Board of Directors or individual directors by reviewing, sorting and summarizing such communications.

SHAREHOLDER PROPOSALS

Under M&T Bank Corporation’s Amended and Restated Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a shareholder entitled to vote who has delivered notice to M&T Bank Corporation (containing information specified in the Amended and Restated Bylaws) not less than 120 days prior to the anniversary of the date on which M&T Bank Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in M&T Bank Corporation’s proxy statement. A shareholder wishing to submit a proposal for consideration at the 2015 Annual Meeting of Shareholders, either under SEC Rule 14a-8 or otherwise, should do so no later than November 6, 2014.

NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW

In December 2012, M&T Bank Corporation extended its directors’ and officers’ liability insurance policy until June 30, 2013; the premium, including commissions, for this extension was $607,947. For 2013 and all subsequent years, the annual policy period will be from June 30 to June 30. M&T Bank Corporation paid $1,247,835 for the premium and commissions for this policy for the period June 30, 2013 to June 30, 2014. The policy is carried with HCC Global Financial Products and covers all directors and officers of M&T Bank Corporation and its subsidiaries.

OTHER MATTERS

The Board of Directors of M&T Bank Corporation is not aware of any matters not referred to in the enclosed proxy that will be presented for action at the 2014 Annual Meeting of Shareholders. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy statement to vote the shares represented thereby in accordance with their best judgment.

March 6, 2014

z	PROXY	{
M&T BANK CORPORATION

YOUR VOTE IS IMPORTANT!
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1. By Mail (received no later than April 14, 2014); or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

To Vote by Telephone:

Call 1-855-564-1325 Toll Free on a Touch-Tone Phone anytime prior to 3:00 a.m. (EDT) on April 15, 2014.

To Vote by Internet:

Go to https://www.rtcoproxy.com/mtb or http://ir.mandtbank.com/proxy.cfm prior to 3:00 a.m. (EDT) on April 15, 2014.

Please note that the last vote received from a shareholder, whether by telephone, by Internet or by mail, will be the vote counted.

Mark here if you are interested in accessing Annual Reports and Proxy Statements online via the Internet instead of receiving them in the mail. ☐
Mark here if you plan to attend the meeting. ☐
Mark here for address change and note change below. ☐

Proxy materials are available at: https://www.rtcoproxy.com/mtb or http://ir.mandtbank.com/proxy.cfm

FOLD HERE IF YOU ARE VOTING BY MAIL

PLEASE DO NOT DETACH

☒	PLEASE MARK VOTES AS INDICATED IN THIS EXAMPLE	The Board of Directors of M&T Bank Corporation recommends a vote “FOR” the following proposals.

		For	Withhold All	For All Except			For	Against	Abstain
1.	TO ELECT 14 DIRECTORS FOR A TERM OF ONE YEAR AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED.	☐	☐	☐	2.	TO APPROVE THE COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐
	Nominees:						For	Against	Abstain
	(01) Brent D. Baird, (02) C. Angela Bontempo, (03) Robert T. Brady, (04) T. Jefferson Cunningham III, (05) Mark J. Czarnecki, (06) Gary N. Geisel, (07) John D. Hawke, Jr., (08) Patrick W.E. Hodgson, (09) Richard G. King, (10) Jorge G. Pereira, (11) Melinda R. Rich, (12) Robert E. Sadler, Jr., (13) Herbert L. Washington, (14) Robert G. Wilmers				3.	TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2014.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee’s(s’) name(s) or number(s) in the space provided below.					IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS.

IF YOU WISH TO VOTE BY
TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS ABOVE
Please be sure to date and sign this proxy card in the box below.	Date:

Sign above	Co-holder (if any) sign above	SHAREHOLDER CONTROL NUMBER

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD.

When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

[x]	[y]

PROXY

M&T BANK CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

April 15, 2014

11:00 a.m. (EDT)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas S. Bozzuto, D. Scott Kroh and Joe Mamo as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 15, 2014, at 11:00 a.m. (EDT), and any adjournments thereof (i) as designated on the items set forth on the reverse side and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the reverse side)

M&T BANK CORPORATION — ANNUAL MEETING, APRIL 15, 2014

YOUR VOTE IS IMPORTANT!

Proxy materials are available online at:

https://www.rtcoproxy.com/mtb

or http://ir.mandtbank.com/proxy.cfm

You can vote in one of three ways:

1.	Call Toll Free 1-855-564-1325 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.rtcoproxy.com/mtb or
http://ir.mandtbank.com/proxy.cfm and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

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